                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event report): October 2, 2002


                            DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                      000-30176               73-1567067
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
Incorporation or Organization)                            Identification Number)


                 20 NORTH BROADWAY, OKLAHOMA CITY, OK        73102
               (Address of Principal Executive Offices)    (Zip Code)


       Registrant's telephone number, including area code: (405) 235-3611



                               Page 1 of 77 pages

ITEM 5. OTHER EVENTS

         On April 18, 2002, Devon Energy Corporation ("Devon"), sold its Indonesian operations to PetroChina Company Limited for total cash consideration of $262 million, including working capital. Devon received approximately $250 million upon closing and could receive an additional $12 million upon successful completion of certain events.

         As of December 31, 2001, Devon's Indonesian oil and gas properties had estimated proved reserves of approximately 80 million equivalent barrels, of which approximately 20% were classified as proved developed producing.

         Effective January 1, 2002, Devon was required to adopt SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under the provisions of this accounting pronouncement, beginning with the 2002 second quarter Form 10-Q, Devon has reclassified its Indonesian activities as discontinued operations. This reclassification affects not only the 2002 second quarter presentation of financial results, but also the presentation of all prior periods' results. Included herein are Items 6 and 8 from Devon's December 31, 2001 Form 10-K, reclassified to present the Indonesian operations as a discontinued operation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         23.1     Consent of KPMG LLP

         23.2     Consent of PricewaterhouseCoopers LLP


                                   DEFINITIONS

                            As used in this document:
                         "Mcf" means thousand cubic feet
                         "MMcf" means million cubic feet
                         "Bcf" means billion cubic feet
        "MMBtu" means million British thermal units, a measure of heating value "Bbl" means barrel
                         "MBbls" means thousand barrels
                         "MMBbls" means million barrels
                      "Boe" means equivalent barrels of oil
                 "MBoe" means thousand equivalent barrels of oil
                 "MMBoe" means million equivalent barrels of oil
                     "Oil" includes crude oil and condensate
                        "NGLs" means natural gas liquids
    "Domestic" means the properties of the Company in the onshore continental
                 United States and the offshore Gulf of Mexico "Permian/Mid-Continent, Rocky Mountain and Gulf" means the divisions of the
        Company with properties in the onshore continental United States and the offshore properties in the Gulf of Mexico
             "Canada" means the division of the Company encompassing
             oil and gas properties located in the Western Canadian
               Sedimentary Basin in Alberta and British Columbia "International" means the division of the Company encompassing oil and gas properties that lie outside the United States and Canada

SELECTED FINANCIAL DATA

         The following selected financial information should be read in conjunction with the consolidated financial statements and the notes thereto included in "Financial Statements and Supplementary Data." Notes 2 and 19 to the consolidated financial statements included in this report contain information on mergers and acquisitions which occurred in 2002, 2001, 2000 and 1999, as well as unaudited pro forma financial data for the years 2001 and 2000.

                                                                                            YEAR ENDED DECEMBER 31,
                                                                             ----------------------------------------------------
                                                                               2001       2000       1999       1998       1997
                                                                             --------   --------   --------   --------   --------
                                                                                  (MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
OPERATING RESULTS
    Oil sales                                                                $    836        960        468        257        527
    Gas sales                                                                   1,890      1,485        628        347        375
    NGL sales                                                                     131        154         68         25         36
    Marketing and midstream revenue                                                71         53         20          8         10
                                                                             --------   --------   --------   --------   --------
        Total revenues                                                          2,928      2,652      1,184        637        948
                                                                             --------   --------   --------   --------   --------
    Lease operating expenses                                                      490        404        264        202        251
    Transportation costs                                                           83         53         34         23         20
    Production taxes                                                              117        103         45         23         31
    Marketing and midstream costs and expenses                                     47         28         10          3          4
    Depreciation, depletion and amortization of property and equipment            855        673        387        225        281
    Amortization of goodwill                                                       34         41         16         --         --
    General and administrative expenses                                           114         96         83         48         56
    Expenses related to mergers                                                     1         60         17         13         --
    Reduction of carrying value of oil and gas properties                       1,003         --        476        423        633
                                                                             --------   --------   --------   --------   --------
        Total production and operating costs and expenses                       2,744      1,458      1,332        960      1,276
                                                                             --------   --------   --------   --------   --------

    Earnings (loss) from operations                                               184      1,194       (148)      (323)      (328)

    Interest expense                                                             (220)      (155)      (109)       (43)       (41)
    Effects of changes in foreign currency exchange rates                         (13)        (3)        13        (16)        (6)
    Distributions on preferred securities of subsidiary trust                      --         --         (7)       (10)       (10)
    Change in fair value of financial instruments                                  (2)        --         --         --         --
    Other income                                                                   69         40         10         18         42
                                                                             --------   --------   --------   --------   --------
        Net other expenses                                                       (166)      (118)       (93)       (51)       (15)
                                                                             --------   --------   --------   --------   --------

    Earnings (loss) from continuing operations before income taxes, minority interest and cumulative effect of change in
        accounting principle                                                       18      1,076       (241)      (374)      (343)

    Income tax expense (benefit):
        Current                                                                    57        129         22         (5)        34
        Deferred                                                                  (48)       259        (90)      (124)      (160)
                                                                             --------   --------   --------   --------   --------
        Total                                                                       9        388        (68)      (129)      (126)
                                                                             --------   --------   --------   --------   --------

    Earnings (loss) from continuing operations before minority interest, extraordinary item and cumulative effect of change in
        accounting principle                                                        9        688       (173)      (245)      (217)


    Results of discontinued operations before income taxes                         66         66         42         12          3
     Income tax expense (benefit)                                                  21         24         19          3         (1)
                                                                             --------   --------   --------   --------   --------
    Net results of discontinued operations                                         45         42         23          9          4
                                                                             --------   --------   --------   --------   --------

    Earnings (loss) before minority interest, extraordinary item and
        cumulative effect of change in accounting principle                        54        730       (150)      (236)      (213)
    Minority interest in Monterey Resources, Inc.                                  --         --         --         --         (5)
                                                                             --------   --------   --------   --------   --------
    Earnings (loss) before extraordinary item and cumulative effect
       of change in accounting principle                                           54        730       (150)      (236)      (218)
    Extraordinary loss                                                             --         --         (4)        --         --
                                                                             --------   --------   --------   --------   --------
    Earnings (loss) before cumulative effect of change in
       accounting principle                                                        54        730       (154)      (236)      (218)
    Cumulative effect of change in accounting principle                            49         --         --         --         --
                                                                             --------   --------   --------   --------   --------
    Net earnings (loss)                                                      $    103        730       (154)      (236)      (218)
                                                                             ========   ========   ========   ========   ========
    Net earnings (loss) applicable to common stockholders                    $     93        720       (158)      (236)      (230)
                                                                             ========   ========   ========   ========   ========

                                                                                     YEAR ENDED DECEMBER 31,
                                                                         2001       2000      1999       1998       1997
                                                                        --------  --------  --------   --------   --------
                                                                            (MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)

    Basic net earnings (loss) per share:
        Earnings (loss) from continuing operations                      $   0.06      5.33     (1.88)     (3.45)     (3.41)
        Earnings from discontinued operations                           $   0.28      0.33      0.24       0.13       0.06
        Extraordinary item                                              $     --        --     (0.04)        --         --
        Cumulative effect of change in accounting principle             $   0.39        --        --         --         --
                                                                        --------  --------  --------   --------   --------
        Net earnings (loss)                                             $   0.73      5.66     (1.68)     (3.32)     (3.35)
                                                                        ========  ========  ========   ========   ========


    Diluted net earnings (loss) per share:
        Earnings (loss) from continuing operations                      $   0.06      5.17     (1.88)     (3.45)     (3.41)
        Earnings from discontinued operations                           $   0.28      0.33      0.24       0.13       0.06
        Extraordinary item                                              $     --        --     (0.04)        --         --
        Cumulative effect of change in accounting principle             $   0.38        --        --         --         --
                                                                        --------  --------  --------   --------   --------
        Net earnings (loss)                                             $   0.72      5.50     (1.68)     (3.32)     (3.35)
                                                                        ========  ========  ========   ========   ========

    Cash dividends per common share (1)                                 $   0.20      0.17      0.14       0.10       0.09
    Weighted average common shares outstanding:
         Basic                                                               128       127        94         71         69
         Diluted                                                             130       132        99         77         75
    Ratio of earnings to combined fixed charges and preferred stock
         dividends (2)                                                      1.00      6.91       N/A        N/A        N/A

                                                                                           DECEMBER 31,
                                                                        ----------------------------------------------------
                                                                          2001       2000       1999       1998       1997
                                                                        --------    -------    -------    -------    -------
                                                                                            (MILLIONS)
BALANCE SHEET DATA
    Total assets                                                        $ 13,184     6,860     6,096     1,931     1,965
    Debentures exchangeable into shares of ChevronTexaco Corporation    $    649       760       760        --        --
         common stock
    Other long-term debt                                                $  5,940     1,289     1,656       736       427
    Convertible preferred securities of subsidiary trust                $     --        --        --       149       149
    Stockholders' equity                                                $  3,259     3,277     2,521       750     1,006


                                                                                     YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------------------
                                                                          2001       2000       1999       1998        1997
                                                                        --------    -------    -------    -------    -------
                                                                                   (MILLIONS, EXCEPT PER UNIT DATA)

CASH FLOW DATA
    Net cash provided by operating activities                           $  1,902      1,596        540        328        530
    Net cash used in investing activities                               $ (5,285)    (1,173)      (768)      (607)      (546)
    Net cash provided by (used in) financing activities                 $  3,370       (390)       377        256         35
    Modified EBITDA (3,5)                                               $  2,232      2,034        802        373        644
    Cash margin (4,5)                                                   $  1,941      1,748        663        324        557

PRODUCTION, PRICE AND OTHER DATA
    Production:
        Oil (MMBbls)                                                          39         39         27         22         30
        Gas (Bcf)                                                            498        426        304        198        186
        NGL (MMBbls)                                                           8          7          5          3          3
        MMBoe(6)                                                             130        117         83         58         64
    Average prices:
        Oil (Per Bbl)                                                   $  21.44      25.07      17.72      12.14      17.02
        Gas (Per Mcf)                                                   $   3.80       3.49       2.06       1.75       2.02
        NGL (Per Bbl)                                                   $  16.38      20.87      13.28       8.08      12.61
        Per Boe (6)                                                     $  21.98      22.28      14.15      10.99      14.47
    Costs per Boe (6):
        Operating costs                                                 $   5.31       4.80       4.16       4.32       4.64
        Depreciation, depletion and amortization
          of oil and gas properties                                     $   6.29       5.51       4.51       3.72       4.19
        General and administrative expenses                             $   0.88       0.83       1.01       0.85       0.87

----------

(1) Cash dividends per share are presented based on the combined amount of dividends paid by Devon, Santa Fe Snyder and Northstar in each year. The dividends per share are also based on the number of shares outstanding in each year assuming the Santa Fe Snyder merger and the Northstar combination had been consummated as of the beginning of the earliest year presented. Santa Fe Snyder did not pay any dividends in any of the years presented. Northstar did not pay any dividends in 1997, or in 1998 prior to the closing of the Northstar combination. Because of these facts, the cash dividends per share presented for 1997 through 2000 are not representative of the actual amounts paid by Devon on an historical basis. For the years 1997 through 2000, Devon's historical cash dividends per share were $0.20 in each year.

(2) For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, (i) earnings consist of earnings before income taxes, plus fixed charges; (ii) fixed charges consist of interest expense, distributions on preferred securities of subsidiary trust, amortization of costs relating to indebtedness and the preferred securities of subsidiary trust, and one-third of rental expense estimated to be attributable to interest; and (iii) preferred stock dividends consist of the amount of pre-tax earnings required to pay dividends on the outstanding preferred stock. For the years 1999, 1998 and 1997, earnings were insufficient to cover combined fixed charges and preferred stock dividends by $249 million, $375 million and $350 million, respectively.

(3) Modified EBITDA represents earnings before interest (including effects of changes in foreign currency exchange rates, change in fair value of financial instruments, and distributions on preferred securities of subsidiary trust), taxes, depreciation, depletion and amortization and reduction of carrying value of oil and gas properties.

(4) "Cash margin" equals total revenues less cash expenses. Cash expenses are all expenses other than the non-cash expenses of depreciation, depletion and amortization, effects of changes in foreign currency exchange rates, change in fair value of financial instruments, reduction of carrying value of oil and gas properties and deferred income tax expense (benefit). Cash margin measures the net cash which is generated by a company's operations during a given period, without regard to the period such cash is actually physically received or spent by the company. This margin ignores the non-operational effect on a company's "net cash provided by operating activities", as measured by accounting principles generally accepted in the United States of America, from a company's activities as an operator of oil and gas wells. Such activities produce net increases or decreases in temporary cash funds held by the operator which have no effect on net earnings of the company.

(5) Modified EBITDA is presented because it is commonly accepted in the oil and gas industry as a financial indicator of a company's ability to service or incur debt. Cash margin is presented because it is commonly accepted in the oil and gas industry as a financial indicator of a company's ability to fund capital expenditures or service debt. Modified EBITDA and cash margin are also presented because investors routinely request such information. Management interprets the trends of modified EBITDA and cash margin in a similar manner as trends in net earnings.

         Modified EBITDA and cash margin should be used as supplements to, and not as substitutes for, net earnings and net cash provided by operating activities determined in accordance with accounting principles generally accepted in the United States of America as measures of Devon's profitability or liquidity. There may be operational or financial demands and requirements that reduce management's discretion over the use of modified EBITDA and cash margin. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Modified EBITDA and cash margin may not be comparable to similarly titled measures used by other companies.

(6) Gas volumes are converted to Boe or MMBoe at the rate of six Mcf of gas per barrel of oil, based upon the approximate relative energy content of natural gas and oil, which rate is not necessarily indicative of the relationship of oil and gas prices. The respective prices of oil, gas and NGLs are affected by market and other factors in addition to relative energy content.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND CONSOLIDATED
                          FINANCIAL STATEMENT SCHEDULES


                                                                                                             Page
                                                                                                             ----
Independent Auditors' Reports.............................................................................     7

Consolidated Financial Statements:
    Consolidated Balance Sheets
      December 31, 2001, 2000, and 1999...................................................................     9

    Consolidated Statements of Operations
      Years Ended December 31, 2001, 2000, and 1999.......................................................    10

    Consolidated Statements of Stockholders' Equity
      Years Ended December 31, 2001, 2000, and 1999.......................................................    12

    Consolidated Statements of Cash Flows
      Years Ended December 31, 2001, 2000, and 1999.......................................................    13

    Notes to Consolidated Financial Statements
      December 31, 2001, 2000, and 1999...................................................................    14

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Devon Energy Corporation:

We have audited the accompanying consolidated balance sheets of Devon Energy Corporation and subsidiaries (the Company) as of December 31, 2001, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the 1999 financial statements of Santa Fe Snyder Corporation, a wholly owned subsidiary, which statements reflect total assets constituting 24% in 1999 of the related consolidated totals, and which statements reflect total revenues constituting 41% in 1999 of the related consolidated totals. The 1999 financial statements of Santa Fe Snyder Corporation were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Santa Fe Snyder Corporation in 1999 is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Devon Energy Corporation and subsidiaries as of December 31, 2001, 2000 and 1999, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, as of January 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities; effective July 1, 2001, adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets; and, as of January 1, 2002, adopted the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.


                                            /s/ KPMG LLP



Oklahoma City, Oklahoma
February 5, 2002, except as to Note 1 - "Discontinued Operations", which is as of April 18, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Santa Fe Snyder Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, comprehensive income, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Santa Fe Snyder Corporation and its subsidiaries at December 31, 1999 and the results of their operations and their cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As further described in Note 2, these consolidated financial statements have been retroactively restated to the full cost method of accounting for the Company's oil and gas properties in order to conform to the accounting policies of Devon Energy Corporation.

As discussed in Note 1 - "Discontinued Operations," the Company adopted the provisions of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."


/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 28, 2000, except for Note 2 and the second paragraph above which are as of October 30, 2000 and Note 1 -
"Discontinued Operations" and the third paragraph above which are as of September 25, 2002

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                                   DECEMBER 31,
                                                                                       ---------------------------------
                                                                                          2001       2000        1999
                                                                                       ---------   ---------   ---------

ASSETS
Current assets:
    Cash and cash equivalents                                                          $     185         204         172
    Accounts receivable                                                                      503         570         300
    Inventories                                                                               26          31          23
    Deferred income taxes                                                                     --           9           5
    Fair value of financial instruments                                                      195          --          --
    Income taxes receivable                                                                   68          --          --
    Investments and other current assets                                                      45          43          46
                                                                                       ---------   ---------   ---------
        Total current assets                                                               1,022         857         546
                                                                                       ---------   ---------   ---------
Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($1,938, $314 and $295
  excluded from amortization in 2001, 2000 and 1999, respectively)                        15,243       9,385       8,328
    Less accumulated depreciation, depletion and amortization                              6,360       4,611       4,010
                                                                                       ---------   ---------   ---------
                                                                                           8,883       4,774       4,318
Investment in ChevronTexaco Corporation common stock, at fair                                636         599         614
  value
Fair value of financial instruments                                                           31          --          --
Goodwill                                                                                   2,206         289         323
Assets of discontinued operations                                                            212         219         153
Other assets                                                                                 194         122         142
                                                                                       ---------   ---------   ---------
        Total assets                                                                   $  13,184       6,860       6,096
                                                                                       =========   =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable:
        Trade                                                                                440         293         247
        Revenues and royalties due to others                                                 170         116          67
    Income taxes payable                                                                      17          65          12
    Accrued interest payable                                                                 102          23          28
    Merger related expenses payable                                                            7          52          36
    Fair value of financial instruments                                                       15          --          --
    Deferred income taxes                                                                     57          --          --
    Accrued expenses                                                                          72          51          56
                                                                                       ---------   ---------   ---------
        Total current liabilities                                                            880         600         446
                                                                                       ---------   ---------   ---------
Other liabilities                                                                            172         158         259
Debentures exchangeable into shares of ChevronTexaco Corporation
    common stock                                                                             649         760         760
Other long-term debt                                                                       5,940       1,289       1,656
Deferred revenue                                                                              51         114         105
Fair value of financial instruments                                                           45          --          --
Liabilities of discontinued operations                                                        77          60          46
Deferred income taxes                                                                      2,111         602         303

Stockholders' equity:
    Preferred stock of $1.00 par value ($100 liquidation value) Authorized
        4,500,000 shares; issued 1,500,000 in 2001, 2000 and 1999                              1           1           1
    Common stock of $.10 par value
        Authorized 400,000,000 shares; issued 129,886,000 in 2001,
        128,638,000 in 2000 and 126,323,000 in 1999                                           13          13          13
    Additional paid-in capital                                                             3,610       3,564       3,492
    Accumulated deficit                                                                     (147)       (215)       (909)
    Accumulated other comprehensive loss                                                     (28)        (85)        (65)
    Unamortized restricted stock awards                                                       --          (1)         --
    Treasury stock, at cost: 3,754,000 shares in 2001 and 330,000 shares in 1999            (190)         --         (11)
                                                                                       ---------   ---------   ---------
        Total stockholders' equity                                                         3,259       3,277       2,521
                                                                                       ---------   ---------   ---------
Commitments and contingencies (Notes 12 and 13)
        Total liabilities and stockholders' equity                                     $  13,184       6,860       6,096
                                                                                       =========   =========   =========

See accompanying notes to consolidated financial statements.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       ------------------------------
                                                                                         2001       2000       1999
                                                                                       --------   --------   --------

  REVENUES
      Oil sales                                                                        $    836        960        468
      Gas sales                                                                           1,890      1,485        628
      NGL sales                                                                             131        154         68
      Marketing and midstream revenue                                                        71         53         20
                                                                                       --------   --------   --------
          Total revenues                                                                  2,928      2,652      1,184
                                                                                       --------   --------   --------

  COSTS AND EXPENSES
      Lease operating expenses                                                              490        404        264
      Transportation costs                                                                   83         53         34
      Production taxes                                                                      117        103         45
      Marketing and midstream costs and expenses                                             47         28         10
      Depreciation, depletion and amortization of property and equipment                    855        673        387
      Amortization of goodwill                                                               34         41         16
      General and administrative expenses                                                   114         96         83
      Expenses related to mergers                                                             1         60         17
      Reduction of carrying value of oil and gas properties                               1,003         --        476
                                                                                       --------   --------   --------
          Total production and operating costs and expenses                               2,744      1,458      1,332
                                                                                       --------   --------   --------

      Earnings (loss) from operations                                                       184      1,194       (148)

  OTHER INCOME (EXPENSES)
      Interest expense                                                                     (220)      (155)      (109)
      Effects of changes in foreign currency exchange rates                                 (13)        (3)        13
      Distributions on preferred securities of subsidiary trust                              --         --         (7)
      Change in fair value of financial instruments                                          (2)        --         --
      Other income                                                                           69         40         10
                                                                                       --------   --------   --------
          Net other expenses                                                               (166)      (118)       (93)
                                                                                       --------   --------   --------

      Earnings (loss) from continuing operations before income taxes, extraordinary
          item and cumulative effect of change in accounting principle                       18      1,076       (241)

  INCOME TAX EXPENSE (BENEFIT):
      Current                                                                                57        129         22
      Deferred                                                                              (48)       259        (90)
                                                                                       --------   --------   --------
          Total income tax expense (benefit)                                                  9        388        (68)
                                                                                       --------   --------   --------

      Earnings (loss) from continuing operations before extraordinary item and
          cumulative effect of change in accounting principle                                 9        688       (173)

  DISCONTINUED OPERATIONS:
      Results of discontinued operations before income taxes                                 66         66         42
       Income tax expense                                                                    21         24         19
                                                                                       --------   --------   --------
      Net results of discontinued operations                                                 45         42         23
                                                                                       --------   --------   --------

      Earnings (loss) before extraordinary item and cumulative effect of change in
         accounting principle                                                                54        730       (150)
      Extraordinary loss                                                                     --         --         (4)
                                                                                       --------   --------   --------
      Earnings (loss) before cumulative effect of change in accounting principle             54        730       (154)
      Cumulative effect of change in accounting principle                                    49         --         --
                                                                                       --------   --------   --------
      Net earnings (loss)                                                              $    103        730       (154)
      Preferred stock dividends                                                              10         10          4
                                                                                       --------   --------   --------
      Net earnings (loss) applicable to common shareholders                            $     93        720       (158)
                                                                                       ========   ========   ========

See accompanying notes to consolidated financial statements.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (CONTINUED)

                                                                         YEAR ENDED DECEMBER 31,
                                                                      ----------------------------
                                                                        2001      2000      1999
                                                                      --------  --------  --------

      Basic net earnings (loss) per share:
          Earnings (loss) from continuing operations                  $   0.06      5.33     (1.88)
          Earnings from discontinued operations                       $   0.28      0.33      0.24
          Extraordinary loss                                          $     --        --     (0.04)
          Cumulative effect of change in accounting principle         $   0.39        --        --
                                                                      --------  --------  --------
          Net earnings (loss)                                         $   0.73      5.66     (1.68)
                                                                      ========  ========  ========


      Diluted net earnings (loss) per share:
          Earnings (loss) from continuing operations                  $   0.06      5.17     (1.88)
          Earnings from discontinued operations                       $   0.28      0.33      0.24
          Extraordinary loss                                          $     --        --     (0.04)
          Cumulative effect of change in accounting principle         $   0.38        --        --
                                                                      --------  --------  --------
          Net earnings (loss)                                         $   0.72      5.50     (1.68)
                                                                      ========  ========  ========

        Weighted average common shares outstanding:
            Basic                                                          128       127        94
                                                                      ========  ========  ========
            Diluted                                                        130       132        99
                                                                      ========  ========  ========

See accompanying notes to consolidated financial statements.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                                                             ACCUMU-
                                                                                              LATED
                                                                                              OTHER   UNAMORTIZED           TOTAL
                                                                       ADDITIONAL  ACCUMU-   COMPRE-  RESTRICTED            STOCK-
                                                   PREFERRED  COMMON    PAID-IN     LATED    HENSIVE    STOCK     TREASURY  HOLDERS
                                                     STOCK    STOCK     CAPITAL    DEFICIT    LOSS      AWARDS     STOCK    EQUITY
                                                   ---------  -------  ----------  -------  --------- -----------  --------  -------
Balance as of December 31, 1998                      $    --         7     1,524      (737)      (36)       (1)       (7)      750

Comprehensive loss:
  Net loss                                                --        --        --      (154)       --        --        --      (154)
  Other comprehensive earnings (loss), net of tax:
     Foreign currency translation adjustments             --        --        --        --         7        --        --         7
     Unrealized loss on marketable securities             --        --        --        --       (36)       --        --       (36)
                                                                                                                           -------

     Other comprehensive loss                             --        --        --        --        --        --        --       (29)
                                                                                                                           -------

  Comprehensive loss                                                                                                          (183)

Stock issued                                               1         6     1,967        (1)       --        --         8     1,981
Stock repurchased                                         --        --        --        --        --        --       (12)      (12)
Tax benefit related to employee stock options             --        --         1        --        --        --        --         1
Dividends on common stock                                 --        --        --       (13)       --        --        --       (13)
Dividends on preferred stock                              --        --        --        (4)       --        --        --        (4)
Amortization of restricted stock awards                   --        --        --        --        --         1        --         1
                                                     -------   -------   -------   -------   -------   -------   -------   -------

Balance as of December 31, 1999                            1        13     3,492      (909)      (65)       --       (11)    2,521

Comprehensive loss:
  Net earnings                                            --        --        --       730        --        --        --       730
  Other comprehensive earnings (loss), net of tax:
     Foreign currency translation adjustments             --        --        --        --       (10)       --        --       (10)
     Minimum pension liability adjustment                 --        --        --        --         1        --        --         1
     Unrealized loss on marketable securities             --        --        --        --       (11)       --        --       (11)
                                                                                                                           -------

     Other comprehensive loss                             --        --        --        --        --        --        --       (20)
                                                                                                                           -------

  Comprehensive earnings                                                                                                       710

Stock issued                                              --        --        69        (4)       --        --        21        86
Stock repurchased                                         --        --        --        --        --        --       (10)      (10)
Tax benefit related to employee stock options             --        --         3        --        --        --        --         3
Dividends on common stock                                 --        --        --       (22)       --        --        --       (22)
Dividends on preferred stock                              --        --        --       (10)       --        --        --       (10)
Grant of restricted stock awards                          --        --        --        --        --        (5)       --        (5)
Amortization of restricted stock awards                   --        --        --        --        --         4        --         4
                                                     -------   -------   -------   -------   -------   -------   -------   -------

Balance as of December 31, 2000                            1        13     3,564      (215)      (85)       (1)       --     3,277

Comprehensive earnings:
  Net earnings                                            --        --        --       103        --        --        --       103
  Other comprehensive earnings (loss), net of tax:
     Foreign currency translation adjustments             --        --        --        --      (107)       --        --      (107)
     Cumulative effect of change in                       --        --        --        --       (37)       --        --       (37)
         Accounting principle
     Reclassification adjustment for
        Derivative (gains) losses reclassified            --        --        --        --       (20)       --        --       (20)
        Into oil and gas sales
     Change in fair value of financial instruments        --        --        --        --       216        --        --       216
     Minimum pension liability adjustment                 --        --        --        --       (17)       --        --       (17)
     Unrealized gain on marketable securities             --        --        --        --        22        --        --        22
                                                                                                                           -------
     Other comprehensive earnings                         --        --        --        --        --        --        --        57
                                                                                                                           -------
  Comprehensive earnings                                                                                                       160

Stock issued                                              --        --        48        --        --        --        --        48
Stock repurchased                                         --        --       (14)       --        --        --      (190)     (204)
Tax benefit related to employee stock options             --        --        12        --        --        --        --        12
Dividends on common stock                                 --        --        --       (25)       --        --        --       (25)
Dividends on preferred stock                              --        --        --       (10)       --        --        --       (10)
Amortization of restricted stock awards                   --        --        --        --        --         1        --         1
                                                     -------   -------   -------   -------   -------   -------   -------   -------

Balance as of December 31, 2001                      $     1        13     3,610      (147)      (28)       --      (190)    3,259
                                                     =======   =======   =======   =======   =======   =======   =======   =======

See accompanying notes to consolidated financial statements.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      ------------------------------
                                                                                        2001       2000       1999
                                                                                      --------   --------   --------

CASH FLOWS FROM OPERATING ACTIVITIES
     Earnings (loss) from continuing operations                                       $      9        688       (173)
     Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
           Depreciation, depletion and amortization of property and equipment              855        673        387
           Amortization of goodwill                                                         34         41         16
           Accretion (amortization) of discounts (premiums) on long-term debt, net          26          3         (1)
           Effects of changes in foreign currency exchange rates                            13          3        (13)
           Change in fair value of financial instruments                                     2         --         --
           Reduction of carrying value of oil and gas properties                         1,003         --        476
           Operating cash flows from discontinued operations                               102         61         63
           Loss (gain) on sale of assets                                                     2         (1)         5
           Deferred income tax expense (benefit)                                           (48)       259        (90)
           Extraordinary loss                                                               --         --         (4)
           Other                                                                            (3)         4          2
           Changes in assets and liabilities, net of effects of acquisitions of businesses:
                 Decrease (increase) in:
                     Accounts receivable                                                   197       (272)       (87)
                     Inventories                                                            14         (8)        (3)
                     Income taxes receivable                                               (68)        --         --
                     Investments and other current assets                                   (5)         8        (47)
                 (Decrease) increase in:
                     Accounts payable                                                       32         91        (22)
                     Income taxes payable                                                 (129)        61        (19)
                     Accrued interest and expenses                                         (47)         3        (38)
                     Deferred revenue                                                      (63)         8         91
                     Long-term other liabilities                                           (24)       (26)        (3)
                                                                                      --------   --------   --------
                 Net cash provided by operating activities                               1,902      1,596        540
                                                                                      --------   --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of property and equipment                                           41        101        114
     Proceeds from sale of investments                                                      --         13         --
     Capital expenditures, including acquisitions of businesses                         (5,289)    (1,223)      (864)
     Discontinued operations                                                               (37)       (57)       (19)
     (Increase) decrease in other assets                                                    --         (7)         1
                                                                                      --------   --------   --------
                 Net cash used in investing activities                                  (5,285)    (1,173)      (768)
                                                                                      --------   --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from borrowings of long-term debt, net of issuance costs                   6,199      2,580      1,945
     Principal payments on long-term debt                                               (2,638)    (2,952)    (2,089)
     Issuance of common stock, net of issuance costs                                        48         51        530
     Repurchase of common stock                                                           (204)       (10)       (12)
     Issuance of treasury stock                                                             --         25          6
     Dividends paid on common stock                                                        (25)       (22)       (13)
     Dividends paid on preferred stock                                                     (10)       (10)        (4)
     (Decrease) increase in long-term other liabilities                                     --        (52)        14
                                                                                      --------   --------   --------
                 Net cash provided by (used in) financing activities                     3,370       (390)       377
                                                                                      --------   --------   --------
Effect of exchange rate changes on cash                                                     (6)        (1)         1
                                                                                      --------   --------   --------
Net (decrease) increase in cash and cash equivalents                                       (19)        32        150
Cash and cash equivalents at beginning of year                                             204        172         22
                                                                                      --------   --------   --------
Cash and cash equivalents at end of year                                              $    185   $    204        172
                                                                                      ========   ========   ========

See accompanying notes to consolidated financial statements.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting policies used by Devon Energy Corporation and subsidiaries ("Devon") reflect industry practices and conform to accounting principles generally accepted in the United States of America. The more significant of such policies are briefly discussed below.

Basis of Presentation and Principles of Consolidation

         Devon is engaged primarily in oil and gas exploration, development and production, and the acquisition of producing properties. Such activities domestically are managed in three divisions:

         - the Gulf Division, which includes properties located primarily in the onshore South Texas and South Louisiana areas and offshore in the Gulf of Mexico;

         - the Rocky Mountain Division, which includes properties located in the Rocky Mountains area of the United States stretching from the Canadian Border into northern New Mexico; and

         - the Permian/Mid-Continent Division, which includes all domestic properties other than those included in the Gulf Division and the Rocky Mountain Division.

         Devon's Canadian activities are located primarily in the Western Canadian Sedimentary Basin, and Devon's international activities -- outside of North America -- are located primarily in Argentina, Azerbaijan, China and Gabon. Devon's share of the assets, liabilities, revenues and expenses of affiliated partnerships and the accounts of its wholly-owned subsidiaries are included in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Property and Equipment

         Devon follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Internal costs incurred that are directly identified with acquisition, exploration and development activities undertaken by Devon for its own account, and which are not related to production, general corporate overhead or similar activities are also capitalized. For the years 2001, 2000 and 1999, such internal costs capitalized totaled $77 million, $62 million and $29 million, respectively.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         Unproved properties are excluded from amortized capitalized costs until it is determined whether or not proved reserves can be assigned to such properties. Devon assesses its unproved properties for impairment at least annually.

         Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves plus the lower of cost or fair value of unproved properties. Such limitations are imposed separately on a country-by-country basis and are tested quarterly. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of six thousand cubic feet of natural gas to one barrel of oil. Depletion is calculated using the capitalized costs plus the estimated future expenditures (based on current costs) to be incurred in developing proved reserves, and the estimated dismantlement and abandonment costs, net of estimated salvage values. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves. All costs related to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

         Depreciation and amortization of other property and equipment, including leasehold improvements, are provided using the straight-line method based on estimated useful lives from three to 39 years.

Marketable Securities and Other Investments

         Devon accounts for certain investments in debt and equity securities by following the requirements of Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard requires that, except for debt securities classified as "held-to-maturity," investments in debt and equity securities must be reported at fair value. As a result, Devon's investment in ChevronTexaco Corporation common stock, which is classified as "available-for-sale," is reported at fair value, with the tax effected unrealized gain or loss recognized in other comprehensive loss and reported as a separate component of stockholders' equity. Devon's investments in other short-term securities are also classified as "available-for-sale."

Goodwill

         Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, acquired before June 30, 2001, is amortized by an equivalent unit-of-production method. Goodwill acquired after June 30, 2001, is not amortized. Devon assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired properties. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting Devon's average cost of

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

         Accumulated goodwill amortization was $91 million, $57 million and $16 million at December 31, 2001, 2000 and 1999, respectively.

         Effective January 1, 2002, Devon adopted the remaining provisions of SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and intangible assets with indefinite useful lives are no longer amortized, but are instead tested for impairment at least annually. Also, Devon adopted the provisions of SFAS No. 141, Business Combinations, and certain provisions of SFAS No. 142 in July 2001. Under the provisions of SFAS No. 142, any goodwill and any intangible asset determined to have an indefinite useful life that were acquired in a purchase business combination completed after June 30, 2001 are not amortized, but are to be evaluated for impairment at December 31, 2001, in accordance with the appropriate pre- SFAS No. 142 accounting. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 continued to be amortized prior to the adoption of the remaining provisions of SFAS No. 142.

         Devon will perform an assessment of whether there is an indication that goodwill is impaired as of January 1, 2002. Devon will identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill, to those reporting units as of January 1, 2002. Devon has until June 30, 2002, to determine the fair value of each reporting unit and compare such value to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and Devon must perform the second step of the transitional impairment test. In the second step, Devon must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of it assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with SFAS No. 141, to its carrying amount, both of which would be measured as of January 1, 2002. This second step is required to be completed as soon as possible, but no later than the end of 2002. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in Devon's 2002 statement of operations.

         As of January 1, 2002, Devon had unamortized goodwill in the amount of $2.2 billion, which was subject to the transition provisions of SFAS Nos. 141 and 142. Devon has not completed its assessment of the impact on its financial statements of adopting SFAS Nos. 141 and 142. However, Devon does not believe that a transitional impairment loss will be required to be recognized.

Revenue Recognition and Gas Balancing

         Oil and gas revenues are recognized when sold. During the course of normal operations, Devon and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements.

         Devon follows the sales method of accounting for gas imbalances. A liability is recorded when Devon's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where Devon has taken less than its ownership share of gas production.

Hedging Activities

         Devon has periodically entered into oil and gas financial instruments and foreign exchange rate swaps to manage its exposure to oil and gas price volatility. The foreign exchange rate swaps mitigate the effect of volatility in the Canadian-to-U.S. dollar exchange rate on Canadian oil and gas revenues that are predominantly based on U.S. dollar prices. The hedging instruments are usually placed with counterparties that Devon believes are minimal credit risks. It is Devon's policy to only enter into derivative contracts with investment grade rated counterparties deemed by management to be competent and competitive market makers. The oil and gas reference prices upon which the price hedging instruments are based reflect various market indices that have a high degree of historical correlation with actual prices received by Devon.

         As of January 1, 2001, Devon adopted the provisions of SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of SFAS No. 133. SFAS Nos. 133 and 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. In accordance with the transition provisions of SFAS No. 133, Devon recorded a net-of-tax cumulative-effect-type adjustment of $37 million loss in accumulated other comprehensive loss to recognize the fair value of all derivatives that were designated as cash-flow hedging instruments. Additionally, Devon recorded a net-of-tax cumulative-effect-type adjustment to net earnings of $49 million gain ($0.38 per basic share and $0.37 per diluted share) related to the fair value of derivative instruments that did not qualify as hedges. This gain related principally to the option embedded in Devon's debentures that are exchangeable into shares of ChevronTexaco Corporation common stock.

         All derivatives are recognized on the balance sheet at their fair value. The majority of Devon's derivatives that qualify for hedge accounting treatment are either "cash flow" hedges or "foreign currency cash flow" hedges (collectively, "cash flow hedges"). Devon designates its cash flow hedge derivatives as such on the date the derivative contract is entered into or the date of a business combination which includes cash flow hedges. Devon formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. Devon also assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         During 2001, there were no gains or losses reclassified into earnings as a result of the discontinuance of hedge accounting treatment for any of Devon's derivatives.

         By using derivative instruments to hedge exposures to changes in commodity prices and exchange rates, Devon exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. To mitigate this risk, the hedging instruments are usually placed with counterparties that Devon believes are minimal credit risks.

         Market risk is the adverse effect on the value of a derivative instrument that results from a change in interest rates, commodity prices, or currency exchange rates. The market risk associated with commodity price and foreign exchange contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

         Devon does not hold or issue derivative instruments for trading purposes. The majority of Devon's commodity price swaps and costless price collars, interest rate swaps, and foreign exchange rate swaps in place at January 1, 2001 through December 31, 2001 have been designated as cash flow hedges. Changes in the fair value of these derivatives are reported on the balance sheet in "Accumulated other comprehensive loss" ("AOCL"). These amounts are reclassified to oil and gas sales or interest expense when the forecasted transaction takes place.

         During the third quarter of 2001, Devon entered into foreign exchange forward contracts to mitigate the effect of volatility in the Canadian-to-U.S. dollar exchange rate on the Anderson acquisition. Under SFAS No. 133, these derivative instruments were not considered hedges and, as such, the realized gain of $30 million from settling these contracts is included in the 2001 consolidated statement of operations as other revenues.

         During the third quarter of 2001, Devon also entered into interest rate locks to reduce exposure to the variability in market interest rates, specifically U.S. Treasury rates, in anticipation of the sale of the debt securities discussed in Note 7. These derivative instruments were designated as cash flow hedges. A $28 million loss was incurred on these interest rate locks. This loss will be amortized into interest expense using the effective interest method over the life of the debt securities.

         Devon assesses the effectiveness of its hedges based on changes in the derivative's intrinsic value. The change in the time value of the derivative is excluded from the assessment of hedge effectiveness and, along with any ineffectiveness, is recorded on the statement of operations in "Change in fair value of derivative instruments." For the year ended December 31, 2001, Devon recorded a net charge of approximately $10 million which represented (i) the ineffectiveness of the various cash flow hedges and (ii) the component of the derivative instrument gain or loss excluded from the assessment of hedge effectiveness.

         As of December 31, 2001, $180 million of net deferred gains on derivative instruments accumulated in AOCL are expected to be reclassified to earnings during the next 12 months. Transactions and events expected to occur over the next 12 months that will necessitate reclassifying

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


these derivatives' gains to earnings are primarily the production and sale of oil and gas which includes the production hedged under the various derivative instruments. The maximum term over which Devon is hedging exposures to the variability of cash flows for commodity price risk is 34 months.

         Devon recorded in its statements of operations a loss of $2 million for the year ended December 31, 2001 for the change in fair value of derivative instruments that do not qualify for hedge accounting treatment.

Stock Options

         Devon applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, Devon has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123 which are included in Note 10.

Major Purchasers

         In 2001 and 2000, Enron Capital and Trade Resource Corporation accounted for 16% and 21%, respectively, of Devon's combined oil, gas and natural gas liquids sales. No purchaser accounted for over 10% of such revenues in 1999.

         On December 2, 2001, Enron Corp. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Prior to this date, Devon had terminated substantially all of its agreements to sell oil or gas to Enron related entities. Devon incurred $3 million of losses for sales to Enron related subsidiaries which were not collected prior to the bankruptcy filing.

Income Taxes

         Devon accounts for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, as well as the future tax consequences attributable to the future utilization of existing tax net operating loss and other types of carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. U.S. deferred income taxes have not been provided on Canadian earnings which are being permanently reinvested.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


General and Administrative Expenses

         General and administrative expenses are reported net of amounts allocated to working interest owners of the oil and gas properties operated by Devon and net of amounts capitalized pursuant to the full cost method of accounting.

Discontinued Operations

         Effective January 1, 2002, Devon was required to adopt SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes both SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion).

         On April 18, 2002, Devon, sold its Indonesian operations to PetroChina Company Limited for total cash consideration of $262 million. Devon received approximately $250 million upon closing. An additional $12 million could be received upon successful completion of certain events. In accordance with SFAS No. 144, Devon has reclassified the assets, liabilities and results of its Indonesian operations, which were included in Devon's International segment, as discontinued operations for each of the periods presented. The following tables include the major classes of assets and liabilities and the revenues that were reclassified.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                        AS OF DECEMBER 31,
                                                    --------------------------
                                                     2001      2000      1999
                                                    ------    ------    ------
                                                           (IN MILLIONS)

MAJOR CLASSES OF ASSETS AND LIABILITIES
Cash                                                $    8    $   24    $    1
Accounts receivable                                     34        28        16
Inventories                                             15        16        16
Other current assets                                     2         9        11
Property and equipment, net of accumulated
   depreciation, depletion and amortization            145       136       106
Other assets                                             8         6         3
                                                    ------    ------    ------
   Total assets                                        212       219       153
                                                    ======    ======    ======

Accounts payable - trade                                25        28        20
Income taxes payable                                    13         1         1
Accrued expense                                          1        --        --
Other liabilities                                        7         6         4
Deferred income taxes                                   31        25        21
                                                    ------    ------    ------
   Total liabilities                                    77        60        46
                                                    ======    ======    ======

                            FOR THE YEAR ENDED DECEMBER 31,
                            -------------------------------
                             2001         2000        1999
                            ------       ------      ------
                                    (IN MILLIONS)
REVENUES
Oil sales                   $  122          119          93
NGL sales                        1           --          --
                            ------       ------      ------
   Total revenues           $  123          119          93
                            ======       ======      ======

Net Earnings Per Common Share

         Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if Devon's dilutive outstanding stock options were exercised (calculated using the treasury stock method) and if Devon's zero coupon convertible senior debentures were converted to common stock.

         The following table reconciles the net earnings and common shares outstanding used in the calculations of basic and diluted earnings per share for 2001 and 2000. The diluted loss per share calculations for 1999 produce results that are anti-dilutive. (The diluted calculation for 1999 reduced the net loss by $4.3 million and increased the common shares outstanding by 5.7 million shares.) Therefore, the diluted loss per share amounts for 1999 reported in the accompanying consolidated statements of operations are the same as the basic loss per share amounts.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



                                                                                Net Earnings    Weighted
                                                                                 Applicable      Average         Net
                                                                                 To Common    Common Shares    Earnings
                                                                                Stockholders   Outstanding     Per Share
                                                                                ------------  -------------    ---------
                                                                                      (In Millions)
       YEAR ENDED DECEMBER 31, 2001:
          Basic earnings per share                                                 $    93            128        $  0.73

          Dilutive effect of potential common shares issuable
          upon the exercise of outstanding stock options                                --              2
                                                                                   -------        -------

          Diluted earnings per share                                               $    93            130        $  0.72
                                                                                   =======        =======        =======

       YEAR ENDED DECEMBER 31, 2000:
          Basic earnings per share                                                 $   720            127        $  5.66

          Dilutive effect of:
              Potential common shares issuable upon conversion
              of senior convertible debentures (the increase in net
              earnings is net of income tax expense of $3)                               5              3

              Potential common shares issuable upon the exercise
              of outstanding stock options                                              --              2
                                                                                   -------        -------

          Diluted earnings per share                                               $   725            132        $  5.50
                                                                                   =======        =======        =======

         The senior convertible debentures were not included in the 2001 dilution calculation because the inclusion was anti-dilutive.

         Options to purchase approximately three million shares of Devon's common stock with exercise prices ranging from $48.13 per share to $89.66 per share (with a weighted average price of $56.11 per share) were outstanding at December 31, 2001, but were not included in the computation of diluted earnings per share for 2001 because the options' exercise price exceeded the average market price of Devon's common stock during the year. The excluded options for 2001 expire between February 18, 2002 and December 4, 2011. Options to purchase approximately one million shares of Devon's common stock with exercise prices ranging from $55.54 per share to $89.66 per share (with a weighted average price of $66.64 per share) were outstanding at December 31, 2000, but were not included in the computation of diluted earnings per share for 2000 because the options' exercise price exceeded the average market price of Devon's common stock during the year. All options were excluded from the diluted earnings per share calculations for 1999.

Comprehensive Earnings or Loss

         Devon's comprehensive earnings or loss information is included in the accompanying consolidated statements of stockholders' equity. A summary of accumulated other comprehensive earnings or loss as of December 31, 2001, 2000 and 1999, and changes during each of the years then ended, is presented in the following table.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                           CHANGE IN FAIR    MINIMUM    UNREALIZED
                                                FOREIGN       VALUE OF       PENSION    GAIN (LOSS)
                                                CURRENCY     FINANCIAL      LIABILITY   ON MARKET-
                                              TRANSLATION     INSTRU-        ADJUST-      ABLE
                                              ADJUSTMENTS      MENTS          MENTS     SECURITIES     TOTAL
                                              -----------  -------------    ---------   ----------   --------
                                                                      (IN MILLIONS)
Balance as of December 31, 1998                 $    (35)     $     --      $     (1)    $     --    $    (36)
    1999 activity                                      7            --            --          (60)        (53)
    Deferred taxes                                    --            --            --           24          24
                                                --------      --------      --------     --------    --------
    1999 activity, net of deferred taxes               7            --            --          (36)        (29)
                                                --------      --------      --------     --------    --------

Balance as of December 31, 1999                      (28)           --            (1)         (36)        (65)
    2000 activity                                    (10)           --             1          (18)        (27)
    Deferred taxes                                    --            --            --            7           7
                                                --------      --------      --------     --------    --------
    2000 activity, net of deferred taxes             (10)           --             1          (11)        (20)
                                                --------      --------      --------     --------    --------

Balance as of December 31, 2000                      (38)           --            --          (47)        (85)
    2001 activity                                   (107)          243           (28)          36         144
    Deferred taxes                                    --           (84)           11          (14)        (87)
                                                --------      --------      --------     --------    --------
    2001 activity, net of deferred taxes            (107)          159           (17)          22          57
                                                --------      --------      --------     --------    --------

Balance as of December 31, 2001                 $   (145)     $    159      $    (17)    $    (25)   $    (28)
                                                ========      ========      ========     ========    ========

Foreign Currency Translation Adjustments

         The assets and liabilities of certain foreign subsidiaries are prepared in their respective local currencies and translated into U.S. dollars based on the current exchange rate in effect at the balance sheet dates, while income and expenses are translated at average rates for the periods presented. Translation adjustments have no effect on net income and are included in accumulated other comprehensive loss.

Dividends

         Dividends on Devon's common stock were paid in 2001, 2000 and 1999 at a per share rate of $0.05 per quarter. As adjusted for the pooling-of-interests method of accounting followed for the Santa Fe Snyder merger, annual dividends per share for 2001, 2000 and 1999 were $0.20, $0.17 and $0.14, respectively.

Statements of Cash Flows

         For purposes of the consolidated statements of cash flows, Devon considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


Commitments and Contingencies

         Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

         Environmental expenditures are expensed or capitalized in accordance with accounting principles generally accepted in the United States of America. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Reference is made to Note 13 for a discussion of amounts recorded for these liabilities.

Reclassification

         Certain of the 2000 and 1999 amounts in the accompanying consolidated financial statements have been reclassified to conform to the 2001 presentation.

2. BUSINESS COMBINATIONS AND PRO FORMA INFORMATION

Mitchell Energy & Development Corp. Merger

         On January 24, 2002, Devon completed its acquisition of Mitchell Energy & Development Corp. ("Mitchell") for cash and stock. For each Mitchell common share outstanding, Mitchell stockholders received $31 cash and 0.585 of a share of Devon common stock. The purchase price was approximately $3.2 billion. The $1.6 billion cash portion of the purchase price was funded from the $3.0 billion senior unsecured term loan credit facility (see Note 7).

         Because the Mitchell merger was not closed until 2002, it had no effect on Devon's 2001 financial condition or results of operations. See Note 19 for unaudited pro forma information concerning the Mitchell merger and the October 2001 acquisition of Anderson Exploration Ltd. ("Anderson").

Anderson Exploration Ltd. Acquisition

         On October 15, 2001, Devon accepted all of the Anderson common shares tendered by Anderson stockholders in the tender offer, which represented approximately 97% of the outstanding Anderson common shares. On October 17, 2001, Devon completed its acquisition of Anderson by a compulsory acquisition under the Canada Business Corporations Act of the remaining 3% of Anderson common shares. The cost to Devon of acquiring Anderson's outstanding common shares and paying for the intrinsic value of Anderson's outstanding options and appreciation rights was approximately $3.5 billion, which was funded from the sale of $3.0 billion of debt securities and borrowings under the $3.0 billion senior unsecured term loan credit facility (see Note 7).

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         Devon acquired Anderson to increase the scope of its Canadian operations, for the exposure to north Canada's exploratory areas and to increase exposure to the North American natural gas market.

         The calculation of the purchase price and the preliminary allocation to assets and liabilities as of October 15, 2001, are shown below. The purchase price allocation is preliminary because certain items such as the tax basis of the assets and liabilities acquired and the allocation of fair value to undeveloped properties have not been completed.

                                                                                           (IN MILLIONS,
                                                                                        EXCEPT SHARE PRICE)
                                                                                        -------------------
                   Calculation and preliminary allocation of purchase price:

                            Number of Anderson common shares outstanding                          132
                            Acquisition price per share                                      $  25.68
                                                                                             --------
                            Cash paid to Anderson stockholders                               $  3,386
                            Cash paid to settle Anderson employees' stock options and
                                  appreciation rights                                              92
                                                                                             --------
                                                                                                3,478
                             Plus estimated acquisition costs incurred                             35
                                                                                             --------
                                  Total purchase price                                          3,513

                   Plus fair value of liabilities assumed by Devon:
                            Current liabilities                                                   249
                            Long-term debt                                                      1,017
                            Other long-term liabilities                                             7
                            Fair value of financial instruments                                    30
                            Deferred income taxes                                               1,427
                                                                                             --------
                                  Total purchase price plus liabilities assumed              $  6,243
                                                                                             ========

                   Fair value of assets acquired by Devon:
                            Current assets                                                        214
                            Proved oil and gas properties                                       2,605
                            Unproved oil and gas properties                                     1,432
                            Other property and equipment                                           21
                            Goodwill (none deductible for income tax purposes)                  1,971
                                                                                             --------
                                  Total fair value of assets acquired                        $  6,243
                                                                                             ========

         See Note 19 for unaudited pro forma information concerning the Anderson acquisition and the Mitchell merger.

Santa Fe Snyder Merger

         Devon closed its merger with Santa Fe Snyder Corporation ("Santa Fe Snyder") on August 29, 2000. The merger was accounted for using the pooling-of-interests method of accounting for business combinations. Accordingly, all operational and financial information contained herein includes the combined amounts for Devon and Santa Fe Snyder for all periods presented.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         Devon issued approximately 41 million shares of its common stock to the former stockholders of Santa Fe Snyder based on an exchange ratio of 0.22 shares of Devon common stock for each share of Santa Fe Snyder common stock. Because the merger was accounted for using the pooling-of-interests method, all combined share information has been retroactively restated to reflect the exchange ratio.

         During 2000, Devon recorded a pre-tax charge of $60 million ($37 million net of tax) for direct costs related to the Santa Fe Snyder merger.

PennzEnergy Merger

         Devon closed its merger with PennzEnergy Company ("PennzEnergy") on August 17, 1999. The merger was accounted for using the purchase method of accounting for business combinations. Accordingly, the accompanying statement of operations for 1999 includes the effects of PennzEnergy operations since August 17, 1999.

         Devon issued approximately 22 million shares of its common stock to the former stockholders of PennzEnergy. In addition, Devon assumed long-term debt and other obligations totaling approximately $2.3 billion on August 17, 1999.

         Additionally, $347 million of deferred taxes were created as a result of the merger. Due to the tax-free nature of the merger, Devon's tax basis in the assets acquired and liabilities assumed are the same as PennzEnergy's tax basis. The $347 million of deferred taxes recorded represent the deferred tax effect of the differences between the fair values assigned by Devon for financial reporting purposes to the former PennzEnergy assets and liabilities and their bases for income tax purposes.

Snyder Merger

         Santa Fe Snyder was formed on May 5, 1999, when the former Santa Fe Energy Resources, Inc. ("Santa Fe") closed its merger with Snyder Oil Corporation ("Snyder"). Because Devon's merger with Santa Fe Snyder was accounted for using the pooling-of-interests method, the accompanying consolidated financial statements are presented as though Devon merged with Snyder in May 1999.

         The Snyder merger was accounted for using the purchase method of accounting for business combinations. Accordingly, the accompanying statement of operations for 1999 includes the effects of Snyder's operations since May 5, 1999.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         As restated for the Devon-Santa Fe Snyder pooling, each share of Snyder common stock was exchanged for 0.451 shares of Devon common stock. This resulted in the issuance of approximately 15 million shares of Devon stock in the Snyder merger. In addition, the Snyder merger also included the assumption of approximately $219 million of Snyder's long-term debt as of May 5, 1999.

         Additionally, $135 million was added to oil and gas properties for deferred taxes created as a result of the Snyder merger. Due to the tax-free nature of the merger, Santa Fe's tax basis in the assets acquired and liabilities assumed were the same as Snyder's tax basis. The $135 million of deferred taxes recorded represent the deferred tax effect of the differences between the fair values assigned by Santa Fe for financial reporting purposes to the former Snyder assets and liabilities and their bases for income tax purposes.

3. SAN JUAN BASIN TRANSACTION

         At the beginning of 1995, Devon entered into a transaction (the "San Juan Basin Transaction") involving a volumetric production payment and a repurchase option. The San Juan Basin Transaction allowed Devon to monetize tax credits earned from certain of its coal seam gas production in the San Juan Basin. During 2000 and 1999, the San Juan Basin Transaction added approximately $12 million and $8 million, respectively, to Devon's gas revenues.

         Under the terms of the San Juan Basin Transaction, Devon had a repurchase option which it could exercise at anytime. Devon exercised the repurchase option effective September 30, 2000. Devon had previously recorded a portion of the quarterly cash payments received pursuant to the San Juan Basin Transaction as a repurchase liability based upon the estimated eventual repurchase price. Devon also received cash payments in exchange for agreeing not to exercise its repurchase option for specific periods of time prior to 2000. These payments were also added to the repurchase liability. As a result, in addition to the cash flow recorded as revenues described in the previous paragraph, Devon also received $17 million in 1999 which was added to the repurchase liability. The actual repurchase price as of September 30, 2000, was approximately $36 million.

4. SUPPLEMENTAL CASH FLOW INFORMATION

         Cash payments for interest in 2001, 2000 and 1999 were approximately $118 million, $155 million and $116 million, respectively. Cash payments for federal, state and foreign income taxes in 2001, 2000 and 1999 were approximately $192 million, $82 million and $16 million, respectively.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The 2001 Anderson acquisition and the 1999 PennzEnergy merger and Snyder merger involved non-cash consideration as presented below:

                                                                             2001        1999
                                                                           --------     --------
                                                                               (IN MILLIONS)
         Value of common stock issued                                      $     --        1,130
         Value of preferred stock issued                                         --          150
         Employee stock options assumed                                          --           18
         Liabilities assumed                                                  1,303        2,259
         Deferred tax liability created                                       1,427          475
                                                                           --------     --------
         Fair value of assets acquired with non-cash consideration         $  2,730        4,032
                                                                           ========     ========

         During the fourth quarter of 1999, substantially all of the 6.5% Trust Convertible Preferred Securities were converted to Devon common stock (see Note
9).

5. ACCOUNTS RECEIVABLE

         The components of accounts receivable included the following:


                                                                                     DECEMBER 31,
                                                                           ---------------------------------
                                                                            2001         2000         1999
                                                                           -------      -------      -------
                                                                                     (IN MILLIONS)
                  Oil, gas and natural gas liquids revenue accruals        $   289          410          202
                  Joint interest billings                                      108          123           67
                  Other                                                        110           41           35
                                                                           -------      -------      -------
                                                                               507          574          304
                  Allowance for doubtful accounts                               (4)          (4)          (4)
                                                                           -------      -------      -------
                  Net accounts receivable                                  $   503          570          300
                                                                           =======      =======      =======

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999

6. PROPERTY AND EQUIPMENT

         Property and equipment included the following:

                                                                                       DECEMBER 31,
                                                                         ---------------------------------------
                                                                            2001          2000           1999
                                                                         ---------      ---------      ---------
                                                                                       (IN MILLIONS)

                  Oil and gas properties:
                      Subject to amortization                            $  12,912          8,847          7,868
                      Not subject to amortization:
                         Acquired in 2001                                    1,638             --             --
                         Acquired in 2000                                       74             74             --
                         Acquired in 1999                                      116            122            135
                         Acquired prior to 1999                                110            118            160
                      Accumulated depreciation, depletion
                         and amortization                                   (6,271)        (4,564)        (3,971)
                                                                         ---------      ---------      ---------

                             Net oil and gas properties                      8,579          4,597          4,192
                                                                         ---------      ---------      ---------

                  Other property and equipment                                 393            224            165
                  Accumulated depreciation and amortization                    (89)           (47)           (39)
                                                                         ---------      ---------      ---------

                             Net other property and equipment                  304            177            126
                                                                         ---------      ---------      ---------

                  Property and equipment, net of accumulated
                    depreciation, depletion and amortization             $   8,883          4,774          4,318
                                                                         =========      =========      =========

         The costs not subject to amortization relate to unproved properties, none of which are individually significant. Subject to industry conditions, evaluation of these properties is expected to be completed within five years.

         Depreciation, depletion and amortization of property and equipment consisted of the following components:

                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                           2001       2000       1999
                                                          ------     ------     ------
                                                                  (IN MILLIONS)
         Depreciation, depletion and amortization
           of oil and gas properties                      $  817        643        371
         Depreciation and amortization of other
           property and equipment                             30         23         14
         Amortization of other assets                          8          7          2
                                                          ------     ------     ------
             Total                                        $  855        673        387
                                                          ======     ======     ======

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


7. LONG-TERM DEBT AND RELATED EXPENSES

         A summary of Devon's long-term debt is as follows:

                                                                                                  DECEMBER 31,
                                                                                     --------------------------------------
                                                                                      2001            2000           1999
                                                                                     -------         -------        -------
                                                                                                   (IN MILLIONS)
         Borrowings under credit facilities with banks                               $     50           147           645
         Commercial paper borrowings                                                       75            --            --
         $3 billion term loan credit facility                                           1,046            --            --
         Debentures exchangeable into shares of
              ChevronTexaco Corporation common stock:
              4.90% due August 15, 2008                                                   444           444           444
              4.95% due August 15, 2008                                                   316           316           316
              Discount on exchangeable debentures                                        (111)           --            --
         Zero coupon convertible senior debentures exchangeable into shares of
              Devon common stock, 3.875% due June 27, 2020                                374           360            --
         Other debentures:
              10.25% due November 1, 2005                                                 236           250           250
              10.125% due November 15, 2009                                               177           200           200
              7.875% due September 30, 2031                                             1,250            --            --
              Net premium on debentures                                                     6            33            37
         Senior notes:
              8.05% due June 15, 2004                                                     125           125           125
              7.25 % due July 18, 2005                                                    110            --            --
              6.76% due July 19, 2005                                                      --            --            75
              7.42% due October 1, 2005                                                    23            --            --
              7.57% due October 4, 2005                                                    31            --            --
              6.55% due August 2, 2006                                                    126            --            --
              8.75% due June 15, 2007                                                     175           175           175
              6.79% due March 2, 2009                                                      --            --           150
              6.75% due March 15, 2011                                                    400            --            --
              6.875% due September 30, 2011                                             1,750            --            --
              Net discount on notes                                                       (14)           (1)           (1)
                                                                                     --------      --------      --------
                                                                                        6,589         2,049         2,416
         Less amount classified as current                                                 --            --            --
                                                                                     --------      --------      --------
         Long-term debt                                                              $  6,589         2,049         2,416
                                                                                     ========      ========      ========

         Maturities of long-term debt as of December 31, 2001, excluding the $119 million of discounts net of premiums, are as follows (in millions):

2002                                     $       --
2003                                             --
2004                                            358
2005                                            775
2006                                            689
2007 and thereafter                           4,886
                                         ----------
Total                                    $    6,708
                                         ==========

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


Credit Facilities With Banks

         On August 13, 2001, Devon renewed its unsecured long-term credit facilities aggregating $1 billion (the "Credit Facilities"). The Credit Facilities include a U.S. facility of $725 million (the "U.S. Facility") and a Canadian facility of $275 million (the "Canadian Facility").

         The $725 million U.S. Facility consists of a Tranche A facility of $200 million and a Tranche B facility of $525 million. The Tranche B facility can be increased to as high as $625 million and reduced to as low as $425 million by reallocating the amount available between the Tranche B facility and the Canadian Facility. The Tranche A facility matures on October 15, 2004. Devon may borrow funds under the Tranche B facility until August 12, 2002 (the "Tranche B Revolving Period"). Devon may request that the Tranche B Revolving Period be extended an additional 364 days by notifying the agent bank of such request between 30 and 60 days prior to the end of the Tranche B Revolving Period. Debt borrowed under the Tranche B facility matures two years and one day following the end of the Tranche B Revolving Period.

         Devon may borrow funds under the $275 million Canadian Facility until August 12, 2002 (the "Canadian Facility Revolving Period"). As disclosed in the prior paragraph, the Canadian Facility can be increased to as high as $375 million and reduced to as low as $175 million by reallocating the amount available between the Tranche B facility and the Canadian Facility. Devon may request that the Canadian Facility Revolving Period be extended an additional 364 days by notifying the agent bank of such request between 45 and 90 days prior to the end of the Canadian Facility Revolving Period. Debt outstanding as of the end of the Canadian Facility Revolving Period is payable in semi-annual installments of 2.5% each for the following five years, with the final installment due five years and one day following the end of the Canadian Facility Revolving Period.

         Amounts borrowed under the Credit Facilities bear interest at various fixed rate options that Devon may elect for periods up to six months. Such rates are generally less than the prime rate, and are tied to margins determined by Devon's corporate credit ratings. Devon may also elect to borrow at the prime rate. The Credit Facilities provide for an annual facility fee of $0.9 million that is payable quarterly. The weighted average interest rate on the $50 million and $147 million outstanding under the Credit Facilities at December 31, 2001 and 2000, was 4.8% and 6.1%, respectively. The average interest rate on bank debt outstanding under the previous facilities at December 31, 1999 was 6.8%.

         The agreements governing the Credit Facilities contain certain covenants and restrictions, including a maximum debt-to-capitalization ratio. At December 31, 2001, Devon was in compliance with such covenants and restrictions.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


Commercial Paper

         On August 29, 2000, Devon entered into a commercial paper program. Devon may borrow up to $725 million under the commercial paper program. Total borrowings under the U.S. Facility and the commercial paper program may not exceed $725 million. The commercial paper borrowings may have terms of up to 365 days and bear interest at rates agreed to at the time of the borrowing. The interest rate is based on a standard index such as the Federal Funds Rate, London Interbank Offered Rate (LIBOR), or the money market rate as found on the commercial paper market. As of December 31, 2001, Devon had $75 million of borrowings under its commercial paper program at an average rate of 3.5%. Because Devon had the intent and ability to refinance the balance due with borrowings under its U.S. Facility, the $75 million outstanding under the commercial paper program was classified as long-term debt on the December 31, 2001 consolidated balance sheet.

$3 Billion Term Loan Credit Facility

         On October 12, 2001, Devon and its wholly-owned financing subsidiary Devon Financing Corporation, U.L.C. ("Devon Financing") entered into a new $3 billion senior unsecured term loan credit facility. The facility has a term of five years. Devon and Devon Financing may borrow funds under this facility subject to conditions usual in commercial transactions of this nature, including the absence of any default under this facility. Interest on borrowings under this facility may be based, at the borrower's option, on LIBOR or on UBS Warburg LLC's base rate (which is the higher of UBS Warburg's prime commercial lending rate and the weighted average of rates on overnight Federal funds transactions with members of the Federal Reserve System plus 0.50%).

         The interest rates will include a margin determined by Devon's long-term senior unsecured debt rating for borrowings made subsequent to June 17, 2002. Prior to that time, the margin for borrowings based on LIBOR will be an additional 100 basis points. Based on LIBOR rates as of December 31, 2001, Devon's average interest rate was 2.9%. In addition, Devon incurred an availability fee on the daily average unused lending commitments through the date of the Mitchell closing on January 24, 2002, equal to a percentage determined by Devon's long-term senior unsecured debt rating.

         Prior to December 31, 2001, Devon used proceeds of $1 billion from borrowings on this facility to partially fund the Anderson acquisition. The remaining $2 billion of availability was utilized upon the closing of the Mitchell acquisition on January 24, 2002.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The terms of this facility require repayment of the debt during the following years:

                                                    (In Millions)
                                                    -------------
                        2002                           $    --
                        2003                                --
                        2004                               232
                        2005                             1,200
                        2006                             1,600
                                                       -------
                                Total                  $ 3,032
                                                       =======

         The terms of this facility also provide that voluntary prepayments of the debt may be applied, at Devon's option, to the earliest scheduled maturities first. For example, if Devon were to prepay a portion of the $3 billion of debt with proceeds from property sales or other cash sources, the amount of the prepayment would reduce, if so elected by Devon, the amounts otherwise due first in 2004, then 2005 and finally 2006.

         This credit facility contains certain covenants and restrictions, including a maximum allowed debt-to-capitalization ratio as defined in the credit facility. At December 31, 2001, Devon was in compliance with such covenants and restrictions.

Exchangeable Debentures

         The exchangeable debentures consist of $444 million of 4.90% debentures and $316 million of 4.95% debentures. The exchangeable debentures were issued on August 3, 1998 and mature August 15, 2008. The exchangeable debentures are callable beginning August 15, 2000, initially at 104.0% of principal and at prices declining to 100.5% of principal on or after August 15, 2007. The exchangeable debentures are exchangeable at the option of the holders at any time prior to maturity, unless previously redeemed, for shares of ChevronTexaco Corporation common stock. In lieu of delivering ChevronTexaco Corporation common stock, Devon may, at its option, pay to any holder an amount of cash equal to the market value of the ChevronTexaco Corporation common stock to satisfy the exchange request. However, at maturity, the holders will receive an amount at least equal to the face value of the debt outstanding. Such amount will either be in cash or in a combination of cash and ChevronTexaco Corporation common stock.

         As of December 31, 2001, Devon beneficially owned approximately seven million shares of ChevronTexaco Corporation common stock. These shares have been deposited with an exchange agent for possible exchange for the exchangeable debentures. Each $1,000 principal amount of the exchangeable debentures is exchangeable into 9.3283 shares of ChevronTexaco Corporation common stock, an exchange rate equivalent to $107-7/32 per share of ChevronTexaco stock.

         The exchangeable debentures were assumed as part of the PennzEnergy merger. The fair values of the exchangeable debentures were determined as of August 17, 1999, based on market quotations. The fair value approximated the face value of the exchangeable debentures. As a result, no premium or discount was recorded on these exchangeable debentures. However,

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


pursuant to the adoption of SFAS No. 133 effective January 1, 2001, these debentures were revalued as of August 17, 1999. Under SFAS No. 133, the total fair value of the debentures was allocated between the interest-bearing debt and the option to exchange ChevronTexaco Corporation common stock that is embedded in the debentures. Accordingly, the debt portion of the debentures was reduced by $140 million as of August 17, 1999. This discount is being accreted using the effective interest method, and has raised the effective interest rate on the debentures to 7.76% in 2001 compared to 4.92% prior to 2001.

Zero Coupon Convertible Debentures

         In June 2000, Devon privately sold zero coupon convertible senior debentures. The debentures were sold at a price of $464.13 per debenture with a yield to maturity of 3.875% per annum. Each of the 760,000 debentures is convertible into 5.7593 shares of Devon common stock. Devon may call the debentures at any time after five years, and a debenture holder has the right to require Devon to repurchase the debentures after five, 10 and 15 years, at the issue price plus accrued original issue discount and interest. Devon's proceeds were approximately $346 million, net of debt issuance costs of approximately $7 million. Devon used the proceeds from the sale of these debentures to pay down other domestic long-term debt.

Debt Securities

         On October 3, 2001, Devon, through Devon Financing, sold $1.75 billion of 6.875% notes due September 30, 2011 and $1.25 billion of 7.875% debentures due September 30, 2031. The debt securities are unsecured and unsubordinated obligations of Devon Financing. Devon has fully and unconditionally guaranteed on an unsecured and unsubordinated basis the obligations of Devon Financing under the debt securities. The proceeds from the issuance of these debt securities were used to fund a portion of the Anderson acquisition.

         The $3 billion of debt securities were structured in a manner that results in an expected weighted average after-tax borrowing rate of approximately 1.76%.

         Interest on the debt securities will be payable by Devon Financing semiannually on March 30 and September 30 of each year, beginning on March 30, 2002. The indenture governing the debt securities limits both Devon Financing's and Devon's ability to incur liens or enter into mergers or consolidations, or transfer all or substantially all of their respective assets, unless the successor company assumes Devon Financing's or Devon's obligations under the indenture.

Other Debentures

         The 10.25% and 10.125% debentures were assumed as part of the PennzEnergy merger. The fair values of the respective debentures were determined using August 17, 1999, market interest rates. As a result, premiums were recorded on these debentures which lowered their effective interest rates to 8.3% and 8.9% on the $236 million of 10.25% debentures and $177

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


million of 10.125% debentures, respectively. The premiums are being amortized using the effective interest method.

         During October 2001, Devon repurchased $14 million and $23 million of its 10.25% debentures and 10.125% debentures, respectively. Devon recorded a loss on the early retirement of debt of $5 million related to this repurchase.

Senior Notes

         In connection with the Anderson acquisition, Devon assumed $702 million of senior notes. The table below summarizes the debt assumed, the fair value of the debt at October 15, 2001, and the effective interest rate of the debt assumed after determining the fair values of the respective notes using October 15, 2001, market interest rates. The premiums and discounts are being amortized or accreted using the effective interest method. All of the notes are general unsecured obligations of Devon.

                                                           Fair value of       Effective rate of
                          Debt assumed                     debt assumed           debt assumed
                    ---------------------------            -------------       -----------------
                                                          (In Millions)
                    6.75% senior notes due 2011              $   400                6.8%
                    6.55% senior notes due 2006                  129                6.5%
                    7.25% senior notes due 2005                  116                6.3%
                    7.57% senior notes due 2005                   33                5.7%
                    7.42% senior notes due 2005                   24                5.7%

         Devon recorded a $2 million loss in 2001 related to the early retirement of the above 7.57% and 7.42% senior notes.

         In connection with the Snyder merger, Devon assumed Snyder's $175 million of 8.75% notes due in 2007. The notes are redeemable by Devon on or after June 15, 2002, initially at 104.375% of principal and at prices declining to 100% of principal on or after June 15, 2005. The notes are general unsecured obligations of Devon. In June 1999, Devon issued $125 million of 8.05% notes due 2004. The notes were issued for 98.758% of face value and Devon received total proceeds of $122 million after deducting related costs and expenses of $2 million. The notes, which mature June 15, 2004, are redeemable, upon not less than thirty nor more than sixty days notice, as a whole or in part, at the option of Devon at a redemption price equal to the sum of (i) 100% of the principal amount thereof, (ii) the applicable make-whole premium as determined by an independent investment banker and (iii) accrued and unpaid interest. The notes are general unsecured obligations of Devon. The indentures for these notes include covenants that restrict the ability of Devon SFS Operating, Inc., a wholly-owned subsidiary of Devon, to take certain actions, including the ability to incur additional indebtedness and to pay dividends or repurchase capital stock.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


Interest Expense

         Following are the components of interest expense for the years 2001, 2000 and 1999:

                                                                         YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------
                                                                  2001           2000          1999
                                                                 --------      --------      --------
                                                                              (IN MILLIONS)
         Interest based on debt outstanding                      $    200           157           108
         Accretion (amortization) of debt discount
         (premium), net                                                10            (4)           (1)
         Facility and agency fees                                       1             3             2
         Amortization of capitalized loan costs                         3             2             2
         Capitalized interest                                          (3)           (3)           (2)
         Loss on debt retirement                                        7            --            --
         Other                                                          2            --            --
                                                                 --------      --------      --------
         Total interest expense                                  $    220           155           109
                                                                 ========      ========      ========

Effects of Changes in Foreign Currency Exchange Rates

         The 6.75% fixed-rate senior notes referred to in the first table of this note are payable by Devon Canada, a wholly-owned subsidiary of Devon. However, the notes are denominated in U.S. dollars. Until their retirement in mid-January 2000, the 6.76 % and 6.79% fixed-rate senior notes payable by Devon Canada were also denominated in U.S. dollars. Changes in the exchange rate between the U.S. dollar and the Canadian dollar from the dates the notes were issued to the dates of repayment increase or decrease the expected amount of Canadian dollars eventually required to repay the notes. Such changes in the Canadian dollar equivalent of the debt are required to be included in determining net earnings for the period in which the exchange rate changed. The rate of conversion of Canadian dollars to U.S. dollars declined in 2001 and 2000 and increased in 1999. Therefore, $11 million and $3 million of increased expense was recorded in 2001 and 2000, respectively, and $13 million of reduced expense was recorded in 1999.

8. INCOME TAXES

         At December 31, 2001, Devon had the following carryforwards available to reduce future income taxes:

                                                 YEARS OF             CARRYFORWARD
         TYPES OF CARRYFORWARD                  EXPIRATION               AMOUNTS
                                                ----------            ------------
                                                                      (IN MILLIONS)
        Net operating loss - U.S. federal       2008 - 2021             $    22
        Net operating loss - various states     2002 - 2014             $    60
        Net operating loss - Canada             2002 - 2008             $     3
        Net operating loss - International      Indefinite              $    86
        Minimum tax credits                     Indefinite              $   118

        All of the carryforward amounts shown above have been utilized for financial purposes to reduce the deferred tax liability.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


        The earnings (loss) from continuing operations before income taxes and the components of income tax expense (benefit) for the years 2001, 2000 and 1999 were as follows:

                                                                            YEAR ENDED DECEMBER 31,
                                                                        2001         2000        1999
                                                                       -------      -------     -------
                                                                                 (IN MILLIONS)

Earnings (loss) from continuing operations before income taxes:
   U.S                                                                 $   458          872        (313)
   Canada                                                                 (357)         156          58
   International                                                           (83)          48          14
                                                                       -------      -------     -------
   Total                                                               $    18        1,076        (241)
                                                                       =======      =======     =======
Current income tax expense:
   U.S. federal                                                        $    23          107          12
   Various states                                                            6            6           3
   Canada                                                                    8            2           3
   Other                                                                    20           14           4
                                                                       -------      -------     -------
   Total current tax expense                                                57          129          22
                                                                       -------      -------     -------
Deferred income tax expense (benefit):
   U.S. federal                                                            124          152        (119)
   Various states                                                          (32)          33          --
   Canada                                                                 (145)          67          27
   Other                                                                     5            7           2
                                                                       -------      -------     -------
   Total deferred tax expense (benefit)                                    (48)         259         (90)
                                                                       -------      -------     -------
Total income tax expense (benefit)                                     $     9          388         (68)
                                                                       =======      =======     =======

         The taxes on the results of discontinued operations as presented in the accompanying consolidated statements of operations were all related to foreign operations.

         Total income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate to earnings (loss) from continuing operations before income taxes as a result of the following:

                                                 YEAR ENDED DECEMBER 31,
                                             ------------------------------
                                              2001         2000        1999
                                             ------      ------      ------
Expected income tax (benefit) based
     on U.S. statutory tax rate of 35%       $    6         376         (85)
Benefit from disposition of certain
     foreign assets                              --         (46)         --
Financial expenses not deductible for
     income tax purposes                         12          15          16
Dividends received deduction                     (5)         (5)         (1)
Nonconventional fuel source credits             (19)         (8)         (6)
State income taxes                                4          15           1
Taxation on foreign operations                   13          20          11
Other                                            (2)         21          (4)
                                             ------      ------      ------
Total income tax expense (benefit)           $    9         388         (68)
                                             ======      ======      ======

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31, 2001, 2000 and 1999 are presented below:

                                                                 DECEMBER 31,
                                                     ------------------------------------
                                                       2001          2000          1999
                                                     --------      --------      --------
                                                                 (IN MILLIONS)

Deferred tax assets:
   Net operating loss carryforwards                  $     39           123           207
   Minimum tax credit carryforwards                       118            85            88
   Production payments                                     --            --            21
   Long-term debt                                           6            17            18
   Fair value of financial instruments                      7            --            --
   Other                                                   37            95            51
                                                     --------      --------      --------
   Total deferred tax assets                              207           320           385
                                                     --------      --------      --------
Deferred tax liabilities:
   Property and equipment, principally due
      to nontaxable business combinations,
      differences in depreciation, and
      the expensing of intangible drilling
      costs for tax purposes                           (2,151)         (662)         (479)
   ChevronTexaco Corporation common stock                (213)         (167)         (172)
   Other                                                  (11)          (84)          (32)
                                                     --------      --------      --------
   Total deferred tax liabilities                      (2,375)         (913)         (683)
                                                     --------      --------      --------

         Net deferred tax liability                  $ (2,168)         (593)         (298)
                                                     ========      ========      ========

         As shown in the above table, Devon has recognized $207 million of deferred tax assets as of December 31, 2001. Such amount consists primarily of $157 million of various carryforwards available to offset future income taxes. The carryforwards include federal net operating loss carryforwards, the majority of which do not begin to expire until 2008, state net operating loss carryforwards which expire primarily between 2002 and 2014, Canadian carryforwards which expire primarily between 2002 and 2008, International carryforwards which have no expiration and minimum tax credit carryforwards which have no expiration. The tax benefits of carryforwards are recorded as an asset to the extent that management assesses the utilization of such carryforwards to be "more likely than not." When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

         Devon expects the tax benefits from the net operating loss carryforwards to be utilized between 2002 and 2010. Such expectation is based upon current estimates of taxable income during this period, considering limitations on the annual utilization of these benefits as set forth by federal tax regulations. Significant changes in such estimates caused by variables such as future oil and gas prices or capital expenditures could alter the timing of the eventual utilization of such carryforwards. There can be no assurance that Devon will generate any specific level of continuing taxable earnings. However, management believes that Devon's future taxable income will more likely than not be sufficient to utilize substantially all its tax carryforwards prior to their expiration.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


9. TRUST CONVERTIBLE PREFERRED SECURITIES

         On July 10, 1996, Devon, through its affiliate Devon Financing Trust, completed the issuance of $149 million of 6.5% trust convertible preferred securities (the "TCP Securities"). Devon Financing Trust issued 2,990,000 shares of the TCP Securities at $50 per share with a maturity date of June 15, 2026. Each TCP Security was convertible at the holder's option into 1.6393 shares of Devon common stock, which equated to a conversion price of $30.50 per share of Devon common stock.

         Devon Financing Trust invested the $149 million of proceeds in 6.5% convertible junior subordinated debentures issued by Devon (the "Convertible Debentures"). In turn, Devon used the net proceeds from the issuance of the Convertible Debentures to retire debt outstanding under its credit lines.

         On October 27, 1999, Devon issued notice to the holders of the TCP Securities that it was exercising its right to redeem such securities on November 30, 1999. Substantially all of the holders of the TCP Securities elected to exercise their conversion rights instead of receiving the redemption cash value. As a result, all but 950 shares of the TCP Securities were converted into approximately 4.9 million shares of Devon common stock. The redemption price for the 950 shares not converted was $52.275 per share which included a 4.55% premium as required under the terms of the TCP Securities.

         Devon owned all the common securities of Devon Financing Trust. As such, the accounts of Devon Financing Trust were included in Devon's consolidated financial statements after appropriate eliminations of intercompany balances and transactions. The distributions on the TCP Securities were recorded as a charge to pre-tax earnings on Devon's consolidated statements of operations, and such distributions were deductible by Devon for income tax purposes.

10. STOCKHOLDERS' EQUITY

         The authorized capital stock of Devon consists of 400 million shares of common stock, par value $.10 per share (the "Common Stock"), and 4.5 million shares of preferred stock, par value $1.00 per share. The preferred stock may be issued in one or more series, and the terms and rights of such stock will be determined by the Board of Directors.

         Effective August 17, 1999, Devon issued 1.5 million shares of 6.49% cumulative preferred stock, Series A, to holders of PennzEnergy 6.49% cumulative preferred stock, Series A. Dividends on the preferred stock are cumulative from the date of original issue and are payable quarterly, in cash, when declared by the Board of Directors. The preferred stock is redeemable at the option of Devon at any time on or after June 2, 2008, in whole or in part, at a redemption price of $100 per share, plus accrued and unpaid dividends to the redemption date.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         In late September and early October 1999, Devon received $403 million from the sale of approximately 10 million shares of its common stock in a public offering. The price to the public for these shares was $40.50 per share. Net of underwriters' discount and commissions, Devon received $38.98 per share. Devon paid approximately $1 million of expenses related to the equity offering, and these costs were recorded as reductions of additional paid-in capital.

         As discussed in Note 2, there were approximately 22 million shares of Devon common stock issued on August 17, 1999, in connection with the PennzEnergy merger. Also, there were 16 million Exchangeable Shares issued on December 10, 1998, in connection with the Northstar Energy Corporation combination. As of year-end 2001, 14 million of the Exchangeable Shares had been exchanged for shares of Devon's common stock. The Exchangeable Shares have rights identical to those of Devon's common stock and are exchangeable at any time into Devon's common stock on a one-for-one basis.

         Devon's Board of Directors has designated a certain number of shares of the preferred stock as Series A Junior Participating Preferred Stock (the "Series A Junior Preferred Stock") in connection with the adoption of the shareholder rights plan described later in this note. Effective January 22, 2002, the Board voted to increase the designated shares from one million to two million. At December 31, 2001, there were no shares of Series A Junior Preferred Stock issued or outstanding. The Series A Junior Preferred Stock is entitled to receive cumulative quarterly dividends per share equal to the greater of $10 or 100 times the aggregate per share amount of all dividends (other than stock dividends) declared on Common Stock since the immediately preceding quarterly dividend payment date or, with respect to the first payment date, since the first issuance of Series A Junior Preferred Stock. Holders of the Series A Junior Preferred Stock are entitled to 100 votes per share (subject to adjustment to prevent dilution) on all matters submitted to a vote of the stockholders. The Series A Junior Preferred Stock is neither redeemable nor convertible. The Series A Junior Preferred Stock ranks prior to the Common Stock but junior to all other classes of Preferred Stock.

Stock Option Plans

         Devon has outstanding stock options issued to key management and professional employees under three stock option plans adopted in 1988, 1993 and 1997 (the "1988 Plan," the "1993 Plan" and the "1997 Plan"). Options granted under the 1988 Plan and 1993 Plan remain exercisable by the employees owning such options, but no new options will be granted under these plans. At December 31, 2001, there were 63,000 and 320,860 options outstanding under the 1988 Plan and the 1993 Plan, respectively.

         On May 21, 1997, Devon's stockholders adopted the 1997 Plan and reserved two million shares of Common Stock for issuance thereunder. On December 9, 1998, Devon's stockholders voted to increase the reserved number of shares to three million. On August 17, 1999, Devon's stockholders voted to increase the reserved number of shares to six million. On August 29, 2000, Devon's stockholders voted to increase the reserved number of shares to 10 million.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The exercise price of stock options granted under the 1997 Plan may not be less than the estimated fair market value of the stock at the date of grant, plus 10% if the grantee owns or controls more than 10% of the total voting stock of Devon prior to the grant. Options granted are exercisable during a period established for each grant, which period may not exceed 10 years from the date of grant. Under the 1997 Plan, the grantee must pay the exercise price in cash or in Common Stock, or a combination thereof, at the time that the option is exercised. The 1997 Plan is administered by a committee comprised of non-management members of the Board of Directors. The 1997 Plan expires on April 25, 2007. As of December 31, 2001, there were 5,274,235 options outstanding under the 1997 Plan. There were 3,745,334 options available for future grants as of December 31, 2001.

         In addition to the stock options outstanding under the 1988 Plan, 1993 Plan and 1997 Plan, there were approximately 1,053,807, 1,410,158 and 62,270 stock options outstanding at the end of 2001 that were assumed as part of the Santa Fe Snyder merger, the PennzEnergy merger and the Northstar combination, respectively. Santa Fe Snyder, PennzEnergy and Northstar had granted these options prior to the Santa Fe Snyder merger, the PennzEnergy merger and the Northstar combination. As part of the Santa Fe Snyder merger, the PennzEnergy merger and the Northstar combination, the options were assumed by Devon and converted to Devon options at the exchange rate of 0.22, 0.4475 and 0.235 Devon options for each Santa Fe Snyder, PennzEnergy and Northstar option, respectively.

         A summary of the status of Devon's stock option plans as of December 31, 1999, 2000 and 2001, and changes during each of the years then ended, is presented below.

                                                     OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                             ------------------------------------- -------------------------------
                                                                                                        WEIGHTED
                                                                                                         AVERAGE
                                                   NUMBER             EXERCISE          NUMBER          EXERCISE
                                                 OUTSTANDING           PRICE          EXERCISABLE         PRICE
                                             -----------------   ----------------- -----------------  ------------
Balance at December 31, 1998                     5,520,656            $ 31.768          4,079,125          $ 30.479
                                                                                        =========          ========
    Options granted                              1,564,108            $ 31.736
    Options assumed in the
      PennzEnergy merger                         2,081,894            $ 55.643
    Options assumed in the Snyder merger           979,220            $ 35.182
    Options exercised                           (1,139,231)           $ 28.509
    Options forfeited                             (452,746)           $ 36.369
                                               -----------

Balance at December 31, 1999                      8,553,901           $ 38.202          7,063,983          $ 39.547
                                                                                        =========          ========
    Options granted                              1,624,800            $ 51.430
    Options exercised                           (2,488,756)           $ 33.106
    Options forfeited                             (333,991)           $ 60.354
                                               -----------

Balance at December 31, 2000                     7,355,954            $ 41.843          6,024,796          $ 40.718
                                                                                        =========          ========
    Options granted                              2,600,650            $ 35.427
    Options exercised                           (1,504,691)           $ 31.133
    Options forfeited                             (267,583)           $ 62.774
                                               -----------

Balance at December 31, 2001                      8,184,330           $ 41.089          5,515,958          $ 41.934
                                               ============                             =========          ========

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The weighted average fair values of options granted during 2001, 2000 and 1999 were $13.17, $28.73 and $12.80, respectively. The fair value of each option grant was estimated for disclosure purposes on the date of grant using the Black-Scholes Option Pricing Model with the following assumptions for 2001, 2000 and 1999, respectively: risk-free interest rates of 3.8%, 5.5% and 6%; dividend yields of 0.6%, 0.4% and 0.5%; expected lives of five, five and five years; and volatility of the price of the underlying common stock of 42.2%, 40.0% and 35.2%.

         The following table summarizes information about Devon's stock options which were outstanding, and those which were exercisable, as of December 31, 2001:

                                        OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                       ----------------------------------------------------  --------------------------------
                                                WEIGHTED        WEIGHTED                              WEIGHTED
    RANGE OF                                     AVERAGE         AVERAGE                               AVERAGE
    EXERCISE                NUMBER              REMAINING       EXERCISE          NUMBER              EXERCISE
     PRICES               OUTSTANDING             LIFE            PRICE         EXERCISABLE             PRICE
---------------        ----------------     --------------- ---------------  ---------------      -----------
 $8.375-$26.501             442,204           2.38 Years        $ 23.014          442,204             $ 23.014
$28.830-$33.381           1,314,346           5.29 Years        $ 30.726        1,239,114             $ 30.713
$34.375-$39.773           3,445,957           7.04 Years        $ 35.308        1,569,779             $ 35.818
$40.190-$49.950             454,980           4.01 Years        $ 45.941          444,996             $ 45.916
$50.142-$59.813           2,028,308           6.66 Years        $ 53.177        1,329,064             $ 53.865
$60.150-$89.660             498,535           5.36 Years        $ 70.788          490,801             $ 70.954
                       ------------                                          ------------
                          8,184,330           6.15 Years        $ 41.089        5,515,958             $ 41.934
                       ============                                          ============


         Had Devon elected the fair value provisions of SFAS No. 123 and recognized compensation expense over the vesting period based on the fair value of the stock options granted as of their grant date, Devon's 2001, 2000 and 1999 pro forma net earnings (loss) and pro forma net earnings (loss) per share would have differed from the amounts actually reported as shown in the following table. The pro forma amounts shown below do not include the effects of stock options granted prior to January 1, 1995.

                                                                     YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------------------
                                                          2001                 2000                 1999
                                                      ------------         ------------         ------------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
      Net earnings (loss) available to
        common shareholders:
               As reported                               $  93                  720                 (158)
               Pro forma                                 $  79                  702                 (173)
      Net earnings (loss) per share available to
           common shareholders:
               As reported:
                  Basic                                  $ 0.73                 5.66                (1.68)
                  Diluted                                $ 0.72                 5.50                (1.68)
               Pro forma:
                  Basic                                  $ 0.62                 5.51                (1.85)
                  Diluted                                $ 0.61                 5.36                (1.85)

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


Shareholder Rights Plan

         Under Devon's shareholder rights plan, stockholders have one right for each share of Common Stock held. The rights become exercisable and separately transferable ten business days after a) an announcement that a person has acquired, or obtained the right to acquire, 15% or more of the voting shares outstanding, or b) commencement of a tender or exchange offer that could result in a person owning 15% or more of the voting shares outstanding.

         Each right entitles its holder (except a holder who is the acquiring person) to purchase either (a) 1/100 of a share of Series A Preferred Stock for $75.00, subject to adjustment or, (b) Devon Common Stock with a value equal to twice the exercise price of the right, subject to adjustment to prevent dilution. In the event of certain merger or asset sale transactions with another party or transactions which would increase the equity ownership of a shareholder who then owned 15% or more of Devon, each Devon right will entitle its holder to purchase securities of the merging or acquiring party with a value equal to twice the exercise price of the right.

         The rights, which have no voting power, expire on April 16, 2005. The rights may be redeemed by Devon for $.01 per right until the rights become exercisable.

11. FINANCIAL INSTRUMENTS

         The following table presents the carrying amounts and estimated fair values of Devon's financial instruments at December 31, 2001, 2000 and 1999.

                                                          2001                       2000                        1999
                                                ------------------------    ------------------------    ------------------------
                                                 CARRYING       FAIR         CARRYING        FAIR        CARRYING        FAIR
                                                  AMOUNT        VALUE         AMOUNT         VALUE        AMOUNT         VALUE
                                                ----------    ----------    ----------    ----------    ----------    ----------
                                                                                 (IN MILLIONS)
Investments                                     $      644           644           606           606           634           634
Oil and gas price hedge agreements              $      225           225            --           (58)           --           (10)
Interest rate swap agreements                   $       (9)           (9)           --            --            --            --
Electricity hedge agreements                    $      (12)          (12)           --            --            --            --
Foreign exchange hedge agreements               $       (4)           (4)           --            (1)           --            (3)
Embedded option in exchangeable                 $      (34)          (34)           --            --            --            --
debentures
Long-term debt (including current               $   (6,589)       (6,699)       (2,049)       (2,050)       (2,416)       (2,400)
portion)

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The following methods and assumptions were used to estimate the fair values of the financial instruments in the above table. None of Devon's financial instruments are held for trading purposes. The carrying values of cash and cash equivalents, accounts receivable and accounts payable (including income taxes payable and accrued expenses) included in the accompanying consolidated balance sheets approximated fair value at December 31, 2001, 2000 and 1999.

         Investments - The fair values of investments are primarily based on quoted market prices.

         Oil and Gas Price Hedge Agreements - The fair values of the oil and gas price hedges are based on either (a) an internal discounted cash flow calculation, (b) quotes obtained from the counterparty to the hedge agreement or
(c) quotes provided by brokers.

         Interest Rate Swap Agreements - The fair values of the interest rate swaps are based on quotes obtained from the counterparty to the swap agreement.

         Electricity Hedge Agreements - The fair values of the electricity hedges are based on an internal discounted cash flow calculation.

         Foreign Exchange Hedge Agreements - The fair values of the foreign exchange agreements are based on either (a) an internal discounted cash flow calculation or (b) quotes obtained from brokers.

         Embedded Option in Exchangeable Debentures - The fair values of the embedded options are based on quotes obtained from brokers.

         Long-term Debt - The fair values of the fixed-rate long-term debt have been estimated based on quotes obtained from brokers or by discounting the principal and interest payments at rates available for debt of similar terms and maturity. The fair values of the floating-rate long-term debt are estimated to approximate the carrying amounts due to the fact that the interest rates paid on such debt are generally set for periods of three months or less.

         Devon's total hedged positions as of January 31, 2002 are set forth in the following tables.

         PRICE SWAPS Through various price swaps, Devon has fixed the price it will receive on a portion of its oil and natural gas production in 2002, 2003 and 2004. The following tables include information on this production. Where necessary, the prices have been adjusted for certain transportation costs that are netted against the price recorded by Devon, and the price has also been adjusted for the Btu content of the gas production that has been hedged.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                OIL PRODUCTION
--------------------------------------------
   YEAR            Bbls/DAY        PRICE/Bbl
-----------       ----------       ---------
 2002                 26,350       $   23.27

                GAS PRODUCTION
--------------------------------------------
   YEAR             Mcf/DAY        PRICE/Mcf
-----------       ----------       ---------
 2002                242,128       $    2.99
 2003                 99,905       $    3.35
 2004                  4,164       $    2.36

         COSTLESS PRICE COLLARS Devon has also entered into costless price collars that set a floor and ceiling price for a portion of its 2002 and 2003 oil and natural gas production. The following tables include information on these collars. The floor and ceiling prices related to domestic oil production are based on NYMEX. The NYMEX price is the monthly average of settled prices on each trading day for West Texas Intermediate Crude oil delivered at Cushing, Oklahoma. The gas prices shown in the following table have been adjusted to a NYMEX-based price, using Devon's estimates of differentials between NYMEX and the specific regional indices upon which the collars are based. The floor and ceiling prices related to the domestic collars are based on various regional first-of-the-month price indices as published monthly by Inside FERC. The floor and ceiling prices related to the Canadian collars are based on the AECO index as published by the Canadian Gas Price Reporter.

         If the applicable monthly price indices are outside of the ranges set by the floor and ceiling prices in the various collars, Devon and the counterparty to the collars will settle the difference. Any such settlements will either increase or decrease Devon's gas revenues for the period. Because Devon's gas volumes are often sold at prices that differ from the related regional indices, and due to differing Btu content of gas production, the floor and ceiling prices of the various collars do not reflect actual limits of Devon's realized prices for the production volumes related to the collars.

         The floor and ceiling prices in the following table are weighted averages of all the various collars.

                  OIL PRODUCTION
--------------------------------------------------
                              FLOOR       CEILING
                              PRICE        PRICE
                               PER          PER
   YEAR        Bbls/DAY        Bbl          Bbl
-----------   ----------   ----------   ----------
   2002           20,000   $    23.00   $    28.19

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


               GAS PRODUCTION
-------------------------------------------------
                             FLOOR       CEILING
                             PRICE        PRICE
                              PER          PER
  YEAR         Mcf/DAY        Mcf          Mcf
----------   ----------   ----------   ----------
 2002           442,574   $     3.34   $     6.37
 2003           345,000   $     3.20   $     4.19


         INTEREST RATE SWAPS Devon assumed certain interest rate swaps as a result of the Anderson acquisition. Under these interest rate swaps, Devon has swapped a floating rate for a fixed rate. Under such swaps, Devon will record a fixed rate of 6.2% on $132 million of debt in 2002, 6.3% on $97 million of debt in 2003, 6.4% on $79 million of debt in 2004 through 2006 and 6.3% on $24 million of debt in 2007.

         FOREIGN CURRENCY EXCHANGE RATE SWAPS Devon assumed certain foreign currency exchange rate swaps in the Anderson acquisition. These swaps require Devon to sell $30 million and $12 million at average Canadian-to-U.S. exchange rates of $0.680 and $0.676, and buy the same amount of dollars at the floating exchange rate, in 2002 and 2003, respectively.

12. RETIREMENT PLANS

         Devon has non-contributory defined benefit retirement plans (the "Basic Plans") which include U.S. and Canadian employees meeting certain age and service requirements. The benefits are based on the employee's years of service and compensation. Devon's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Rights to amend or terminate the Basic Plans are retained by Devon.

         Devon also has separate defined benefit retirement plans (the "Supplementary Plans") which are non-contributory and include only certain employees whose benefits under the Basic Plans are limited by income tax regulations. The Supplementary Plans' benefits are based on the employee's years of service and compensation. Devon's funding policy for the Supplementary Plans is to fund the benefits as they become payable. Rights to amend or terminate the Supplementary Plans are retained by Devon.

         In 2000, Devon established a defined benefit postretirement plan, which is unfunded, and covers substantially all current employees including former Santa Fe Snyder and PennzEnergy employees who remained with Devon. Additionally, Devon assumed responsibility for the PennzEnergy sponsored defined benefit postretirement plans, which are unfunded. The plans provide medical and life insurance benefits and are, depending on the type of plan, either contributory or non-contributory. The accounting for the health care plan anticipates future cost-sharing changes that are consistent with Devon's expressed intent to increase, where possible, contributions for future retirees.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The following table sets forth the plans' benefit obligations, plan assets, reconciliation of funded status, amounts recognized in the consolidated balance sheets and the actuarial assumptions used as of December 31, 2001, 2000 and 1999.

                                                                                                  OTHER POSTRETIREMENT
                                                              PENSION BENEFITS                           BENEFITS
                                                     ----------------------------------     ----------------------------------
                                                       2001         2000         1999         2001         2000         1999
                                                     --------     --------     --------     --------     --------     --------
                                                                               (IN MILLIONS)
  Change in benefit obligation:
       Benefit obligation at beginning of
        year                                         $    165          156           64     $     32           38            8
       Service cost                                         5            7            5           --            1            1
       Interest cost                                       13           11            6            2            2            1
       Participant contributions                           --           --           --            1           --           --
       Amendments                                           5            4           --           (1)          (2)          --
       Mergers and acquisitions                            16           --           88           --           --           29
       Special termination benefits                         3           --           --           --           --           --
       Settlement payments                                 (4)          --           --           --           --           --
       Curtailment gain                                    (1)          (3)          --           --           --           --
       Actuarial (gain) loss                               17           (3)          (3)           4           (3)           1
       Benefits paid                                       (9)          (7)          (4)          (5)          (4)          (2)
                                                     --------     --------     --------     --------     --------     --------
       Benefit obligation at end of year                  210          165          156           33           32           38
                                                     --------     --------     --------     --------     --------     --------

  Change in plan assets:
       Fair value of plan assets at
        beginning of year                                 155          158           42           --           --           --
       Actual return on plan assets                        (9)           3           15           --           --           --
       Mergers and acquisitions                            17           --          104           --           --           --
       Employer contributions                               6            1            1            4            4            2
       Participant contributions                           --           --           --            1           --           --
       Settlement payments                                 (4)          --           --           --           --           --
       Administrative expenses                             --           --           --           --           --           --
       Benefits paid                                       (9)          (7)          (4)          (5)          (4)          (2)
                                                     --------     --------     --------     --------     --------     --------
       Fair value of plan assets at end
        of year                                           156          155          158           --           --           --
                                                     --------     --------     --------     --------     --------     --------

  Funded status                                           (54)         (10)           2          (33)         (32)         (38)

  Unrecognized net actuarial (gain) loss                   35           10           (3)           2           (2)           1
  Unrecognized prior service cost                           6            1            2           (1)          (1)          --
  Unrecognized net transition (asset)                      --           (6)          --           --            1            2
   obligation
                                                     --------     --------     --------     --------     --------     --------
  Net amount recognized                              $    (13)          (5)           1     $    (32)         (34)         (35)
                                                     ========     ========     ========     ========     ========     ========

  The net amounts recognized in the
   consolidated balance sheets consist of:
       (Accrued) prepaid benefit cost                $    (13)          (5)           1     $    (32)         (34)         (35)
       Additional minimum liability                       (33)          (1)          (3)          --           --           --
       Intangible asset                                     5            1            1           --           --           --
       Accumulated other comprehensive
        loss                                               28           --            2           --           --           --
                                                     --------     --------     --------     --------     --------     --------
       Net amount recognized                         $    (13)          (5)           1     $    (32)         (34)         (35)
                                                     ========     ========     ========     ========     ========     ========

  Assumptions:
       Discount rate                                     7.10%        7.65%        7.34%        7.15%        7.65%        7.32%
       Expected return on plan assets                    8.27%        8.50%        8.37%         N/A          N/A          N/A
       Rate of compensation increase                     4.88%        5.00%        4.88%        5.00%        5.00%        4.75%


         The benefit obligation for the defined benefit pension plans with benefit obligations in excess of assets was $201 million as of December 31, 2001. The plan assets for these plans at December 31, 2001 totaled $138 million.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         Net periodic benefit cost included the following components:

                                                                                        OTHER POSTRETIREMENT
                                                  PENSION BENEFITS                            BENEFITS
                                        ------------------------------------  --------------------------------------
                                           2001          2000       1999           2001          2000         1999
                                        -----------  ----------- -----------  -------------- ------------- ---------
                                                                         (IN MILLIONS)
  Service cost                            $     5           7           5        $    --             1             1
  Interest cost                                13          11           6              2             2             1
  Expected return on plan assets              (13)        (13)         (7)            --            --            --
  Amortization of prior service cost            1          --          --             --            --            --
  Recognized net actuarial (gain) loss          1          --          --             --            --            --
                                          -------       -----       -----        -------         -----         -----
  Net periodic benefit cost               $     7           5           4        $     2             3             2
                                          =======       =====       =====        =======         =====         =====


         For measurement purposes, a 9% annual rate of increase in the per capita cost of covered health care benefits was assumed in 2001. The rate was assumed to decrease on a pro-rata basis annually to 5% in the year 2005 and remain at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                      ONE-PERCENTAGE           ONE-PERCENTAGE
                                                                      POINT INCREASE           POINT DECREASE
                                                                     -----------------       -----------------
                                                                                     (IN MILLIONS)
  Effect on total of service and interest cost components for 2001          $   --                 $     --
  Effect on year-end 2001 postretirement benefit obligation                 $    1                 $     (1)

         Devon has incurred certain postemployment benefits to former or inactive employees who are not retirees. These benefits include salary continuance, severance and disability health care and life insurance which are accounted for under SFAS No. 112, Employer's Accounting for Postemployment Benefits. The accrued postemployment benefit liability was approximately $7 million, $13 million and $3 million at the end of 2001, 2000 and 1999, respectively.

         Devon has a 401(k) Incentive Savings Plan which covers all domestic employees. At its discretion, Devon may match a certain percentage of the employees' contributions to the plan. The matching percentage is determined annually by the Board of Directors. Devon's matching contributions to the plan were $5 million, $5 million and $4 million for the years ended December 31, 2001, 2000 and 1999, respectively.

         Devon has defined contribution plans for its Canadian employees. Devon contributes between 6% and 10% of the employee's base compensation, depending upon the employee's classification. Such contributions are subject to maximum amounts allowed under the Income Tax Act (Canada).

         Devon also has a savings plan for its Canadian employees. Under the savings plan, Devon contributes an amount equal to 2% of the base salary of each employee. The employees may elect to contribute up to 4% of their salary. If such employee contributions are made, they are matched by additional Devon contributions.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         During the years 2001, 2000 and 1999, Devon's combined contributions to the Canadian defined contribution plan and the Canadian savings plan were $3 million, $2 million and $2 million, respectively.

13. COMMITMENTS AND CONTINGENCIES

         Devon is party to various legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome to Devon and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, Devon's estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. None of the actions are believed by management to involve future amounts that would be material to Devon's financial position or results of operations after consideration of recorded accruals although actual amounts could differ from management's estimate.

Environmental Matters

         Devon is subject to certain laws and regulations relating to environmental remediation activities associated with past operations, such as the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and similar state statutes. In response to liabilities associated with these activities, accruals have been established when reasonable estimates are possible. Such accruals primarily include estimated costs associated with remediation. Devon has not used discounting in determining its accrued liabilities for environmental remediation, and no claims for possible recovery from third party insurers or other parties related to environmental costs have been recognized in Devon's consolidated financial statements. Devon adjusts the accruals when new remediation responsibilities are discovered and probable costs become estimable, or when current remediation estimates must be adjusted to reflect new information.

         Certain of Devon's subsidiaries acquired in the PennzEnergy merger are involved in matters in which it has been alleged that such subsidiaries are potentially responsible parties ("PRPs") under CERCLA or similar state legislation with respect to various waste disposal areas owned or operated by third parties. As of December 31, 2001, Devon's consolidated balance sheet included $8 million of accrued liabilities, reflected in "Other liabilities," for environmental remediation. Devon does not currently believe there is a reasonable possibility of incurring additional material costs in excess of the current accruals recognized for such environmental remediation activities. With respect to the sites in which Devon subsidiaries are PRPs, Devon's conclusion is based in large part on (i) the availability of defenses to liability, including the availability of the "petroleum exclusion" under CERCLA and similar state laws, and/or (ii) Devon's current belief that its share of wastes at a particular site is or will be viewed by the Environmental Protection Agency or other PRPs as being de minimis. As a result, Devon's monetary exposure is not expected to be material.

Royalty Matters

         Numerous gas producers and related parties, including Devon, have been named in various lawsuits filed by private litigants alleging violation of the federal False Claims Act. The suits allege

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


that the producers and related parties used below-market prices, improper deductions, improper measurement techniques and transactions with affiliates which resulted in underpayment of royalties in connection with natural gas and natural gas liquids produced and sold from federal and Indian owned or controlled lands. The various suits have been consolidated by the United States Judicial Panel on Multidistrict Litigation for pre-trial proceedings in the matter of In re Natural Gas Royalties Qui Tam Litigation, MDL-1293, United States District Court for the District of Wyoming. Devon believes that it has acted reasonably, has legitimate and strong defenses to all allegations in the suits, and has paid royalties in good faith. Devon does not currently believe that it is subject to material exposure in association with these lawsuits and no liability has been recorded in connection therewith.

Operating Leases

         The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2001:

YEAR ENDING DECEMBER 31,                           (IN MILLIONS)
------------------------                           -------------
    2002                                             $     21
    2003                                                   20
    2004                                                   16
    2005                                                   14
    2006                                                   11
    Thereafter                                             14
                                                     --------
    Total minimum lease payments required            $     96
                                                     ========

         Total rental expense for all operating leases is as follows for the years ended December 31:

                                               (IN MILLIONS)
                                               -------------
   2001                                          $     17
   2000                                          $     19
   1999                                          $     24

Santa Fe Energy Trust

         The Santa Fe Energy Trust (the "Trust") was formed in 1992 to hold 6.3 million Depository Units, each consisting of beneficial ownership of one unit of undivided interest in the Trust and a $20 face amount beneficial ownership interest in a $1,000 face amount zero coupon U.S. Treasury obligation maturing on or about February 15, 2008, when the Trust will be liquidated. The assets of the Trust consist of certain oil and gas properties conveyed to it by Santa Fe Snyder.

         For any calendar quarter ending on or prior to December 31, 2002, the Trust will receive additional support payments from Devon to the extent that the Trust needs such payments to distribute $0.38 per Depository Unit per quarter. The source of such support payments is limited

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


to Devon's remaining royalty interest in certain of the properties conveyed to the Trust. The aggregate amount of the additional royalty payments (net of any amounts recouped) is limited to $19 million on a revolving basis. If such support payments are made, certain proceeds otherwise payable to the Trust in subsequent quarters may be reduced to recoup the amount of such support payments. Through the end of 2001, the Trust had received support payments totaling $4 million and Devon had recouped all such payments.

         Depending on various factors, such as sales volumes and prices and the level of operating costs and capital expenditures incurred, proceeds payable to the Trust with respect to operations in subsequent quarters may not be sufficient to make the required quarterly distributions. In such instances, Devon would be required to make support payments.

         At December 31, 2001, 2000 and 1999, accounts payable as shown on the accompanying consolidated balance sheets included $3 million, $4 million and $3 million, respectively, due to the Trust.

14. REDUCTION OF CARRYING VALUE OF OIL AND GAS PROPERTIES

         Under the full cost method of accounting, the net book value of oil and gas properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and gas properties plus the lower of cost or fair value of unproved properties. The ceiling is imposed separately by country. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value, less deferred tax liabilities, is compared to the ceiling on a quarterly and annual basis. Any excess of the net book value, less related deferred taxes, is written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period.

         During 2001 and 1999, Devon reduced the carrying value of its oil and gas properties by $916 and $476 million, respectively, due to the full cost ceiling limitations. The after-tax effect of these reductions in 2001 and 1999 were $556 million and $310 million, respectively. The following table summarizes these reductions by country.

                                         YEAR ENDED DECEMBER 31,
                            -------------------------------------------------
                                     2001                      1999
                            -----------------------   -----------------------
                                           Net of                    Net of
                              Gross        Taxes        Gross        Taxes
                            ----------   ----------   ----------   ----------
                                              (IN MILLIONS)
United States               $      449          281          464          302
Canada                             434          252           --           --
Egypt                               33           23           --           --
China                               --           --           12            8
                            ----------   ----------   ----------   ----------
    Total                   $      916          556          476          310
                            ==========   ==========   ==========   ==========

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The 2001 domestic and Canadian reductions were primarily the result of lower prices. Under the purchase method of accounting for business combinations, acquired oil and gas properties are recorded at fair value as of the date of purchase. Devon estimates such fair value using its estimates of future oil and gas prices. In contrast, the ceiling calculation dictates that prices in effect as of the last day of the applicable quarter are held constant indefinitely. Accordingly, the resulting value is not indicative of the true fair value of the reserves. The oil and gas properties added from the Anderson acquisition and other smaller acquisitions in 2001 were recorded at fair values that were based on expected future oil and gas prices higher than the year-end 2001 prices used to calculate the ceiling. The reduction in Egypt was the result of high finding and development costs and negative revisions to proved reserves.

         The 1999 domestic reduction was primarily the result of lower prices. The oil and gas properties added from the Snyder acquisition were recorded at fair values that were based on expected future oil and gas prices higher than the quarterly prices used to calculate the ceiling. The reduction in China was the result of high finding and development costs.

         Additionally, during 2001, Devon elected to discontinue operations in Thailand, Malaysia, Qatar and on certain properties in Brazil. After meeting the drilling and capital commitments on these properties, Devon determined that these properties did not meet Devon's internal criteria to justify further investment. Accordingly, Devon recorded an $87 million charge associated with the impairment of these properties. The after-tax effect of this reduction was $69 million.

15. OIL AND GAS OPERATIONS

Costs Incurred

        The following tables reflect the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                          TOTAL
                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             2001          2000          1999
                                                          -----------   -----------   -----------
                                                                       (IN MILLIONS)
Property acquisition costs:
  Proved, excluding deferred income taxes                 $     2,975           273         3,002
  Deferred income taxes                                            84            --           132
                                                          -----------   -----------   -----------
  Total proved, including deferred income taxes           $     3,059           273         3,134
                                                          ===========   ===========   ===========
  Unproved, excluding deferred income taxes:
    Business combinations                                       1,433            --            84
    Other acquisitions                                            183            55            40
  Deferred income taxes                                            27            --            --
                                                          -----------   -----------   -----------
  Total unproved, including deferred income taxes         $     1,643            55           124
                                                          ===========   ===========   ===========
Exploration costs                                         $       348           210           158
Development costs                                         $       956           597           313

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                                         DOMESTIC
                                                          ---------------------------------------
                                                                    YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             2001          2000          1999
                                                          -----------   -----------   -----------
                                                                       (IN MILLIONS)
Property acquisition costs:
  Proved, excluding deferred income taxes                 $       292           177         2,670
  Deferred income taxes                                            79            --           132
                                                          -----------   -----------   -----------
  Total proved, including deferred income taxes           $       371           177         2,802
                                                          ===========   ===========   ===========
  Unproved, excluding deferred income taxes:
    Business combinations                                          --            --            82
    Other acquisitions                                            158            35            28
  Deferred income taxes                                            27            --            --
                                                          -----------   -----------   -----------
  Total unproved, including deferred income taxes         $       185            35           110
                                                          ===========   ===========   ===========
Exploration costs                                         $       166           117            88
Development costs                                         $       726           466           228


                                                                          CANADA
                                                          ---------------------------------------
                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             2001          2000          1999
                                                          -----------   -----------   -----------
                                                                       (IN MILLIONS)
Property acquisition costs:
  Proved, excluding deferred income taxes                 $     2,621            70            29
  Deferred income taxes                                             5            --            --
                                                          -----------   -----------   -----------
  Total proved, including deferred income taxes           $     2,626            70            29
                                                          ===========   ===========   ===========
  Unproved, excluding deferred income taxes:
    Business combinations                                       1,433            --            --
    Other acquisitions                                             24            17             9
  Deferred income taxes                                            --            --            --
                                                          -----------   -----------   -----------
  Total unproved, including deferred income taxes         $     1,457            17             9
                                                          ===========   ===========   ===========
Exploration costs                                         $       126            55            37
Development costs                                         $       168            57            30


                                                                      INTERNATIONAL
                                                          ---------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             2001          2000          1999
                                                          -----------   -----------   -----------
                                                                       (IN MILLIONS)
Property acquisition costs:
  Proved, excluding deferred income taxes                 $        62            26           303
  Deferred income taxes                                            --            --            --
                                                          -----------   -----------   -----------
  Total proved, including deferred income taxes           $        62            26           303
                                                          ===========   ===========   ===========
  Unproved, excluding deferred income taxes:
    Business combinations                                          --            --             2
    Other acquisitions                                              1             3             3
  Deferred income taxes                                            --            --            --
                                                          -----------   -----------   -----------
  Total unproved, including deferred income taxes         $         1             3             5
                                                          ===========   ===========   ===========
Exploration costs                                         $        56            38            33
Development costs                                         $        62            74            55

         The preceding Total and International cost incurred tables exclude $30 million, $60 million and $23 million in 2001, 2000 and 1999, respectively, related to discontinued operations.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         Pursuant to the full cost method of accounting, Devon capitalizes certain of its general and administrative expenses which are related to property acquisition, exploration and development activities. Such capitalized expenses, which are included in the costs shown in the preceding tables, were $77 million, $62 million and $29 million in the years 2001, 2000 and 1999, respectively.

Results of Operations for Oil and Gas Producing Activities

         The following tables include revenues and expenses associated directly with Devon's oil and gas producing activities. They do not include any allocation of Devon's interest costs or general corporate overhead and, therefore, are not necessarily indicative of the contribution to net earnings of Devon's oil and gas operations. Income tax expense has been calculated by applying statutory income tax rates to oil and gas sales after deducting costs, including depreciation, depletion and amortization and after giving effect to permanent differences.

                                                                                      TOTAL
                                                               -----------------------------------------------------
                                                                              YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------------------
                                                                    2001               2000               1999
                                                               ---------------    ---------------    ---------------
                                                                (IN MILLIONS, EXCEPT PER EQUIVALENT BARREL AMOUNTS)
Oil, gas and natural gas liquids sales                         $         2,857              2,599              1,164
Production and operating expenses                                         (690)              (560)              (343)
Depreciation, depletion and amortization                                  (817)              (643)              (371)
Amortization of goodwill                                                   (34)               (41)               (16)
Reduction of carrying value of oil and gas properties                   (1,003)                --               (476)
Income tax expense                                                        (138)              (548)                (6)
                                                               ---------------    ---------------    ---------------
Results of operations for oil and gas producing
 activities                                                    $           175                807                (48)
                                                               ===============    ===============    ===============

Depreciation, depletion and amortization per equivalent
        barrel of production                                   $          6.29               5.51               4.51
                                                               ===============    ===============    ===============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                                                      DOMESTIC
                                                               -----------------------------------------------------
                                                                             YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------------------
                                                                    2001                2000              1999
                                                               ---------------    ---------------    ---------------
                                                                (IN MILLIONS, EXCEPT PER EQUIVALENT BARREL AMOUNTS)
Oil, gas and natural gas liquids sales                         $         2,260              2,168                892
Production and operating expenses                                         (512)              (463)              (254)
Depreciation, depletion and amortization                                  (615)              (541)              (294)
Amortization of goodwill                                                   (34)               (41)               (16)
Reduction of carrying value of oil and gas properties                     (449)                --               (464)
Income tax (expense) benefit                                              (267)              (446)                38
                                                               ---------------    ---------------    ---------------
Results of operations for oil and gas producing
 activities                                                    $           383                677                (98)
                                                               ===============    ===============    ===============

Depreciation, depletion and amortization per equivalent
        barrel of production                                   $          6.47               5.73               4.98
                                                               ===============    ===============    ===============

                                                                                          CANADA
                                                               -----------------------------------------------------
                                                                                  YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------------------
                                                                    2001               2000               1999
                                                               ---------------    ---------------    ---------------
                                                                (IN MILLIONS, EXCEPT PER EQUIVALENT BARREL AMOUNTS)
Oil, gas and natural gas liquids sales                         $           481                303                204
Production and operating expenses                                         (137)               (64)               (63)
Depreciation, depletion and amortization                                  (164)               (64)               (64)
Reduction of carrying value of oil and gas                                (434)                --                 --
properties
Income tax benefit (expense)                                                99                (80)               (38)
                                                               ---------------    ---------------    ---------------
Results of operations for oil and gas producing
 activities                                                    $          (155)                95                 39
                                                               ===============    ===============    ===============

Depreciation, depletion and amortization per equivalent
        barrel of production                                   $          5.74               4.05               3.56
                                                               ===============    ===============    ===============

                                                                                  INTERNATIONAL
                                                               -----------------------------------------------------
                                                                             YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------------------
                                                                    2001               2000               1999
                                                               ---------------    ---------------    ---------------
                                                                (IN MILLIONS, EXCEPT PER EQUIVALENT BARREL AMOUNTS)
Oil, gas and natural gas liquids sales                         $           116                128                 68
Production and operating expenses                                          (41)               (33)               (26)
Depreciation, depletion and amortization                                   (38)               (38)               (13)
Amortization of goodwill                                                    --                 --                 --
Reduction of carrying value of oil and gas properties                     (120)                --                (12)
Income tax benefit (expense)                                                30                (22)                (6)
                                                               ---------------    ---------------    ---------------
Results of operations for oil and gas producing
 activities                                                    $           (53)                35                 11
                                                               ===============    ===============    ===============
Depreciation, depletion and amortization per equivalent
        barrel of production                                   $          6.00               5.94               2.49
                                                               ===============    ===============    ===============

         The preceding Total and International results of oil and gas producing activities tables exclude $40 million, $38 million and $20 million in 2001, 2000 and 1999, respectively, related to discontinued operations.

16. SUPPLEMENTAL INFORMATION ON OIL AND GAS OPERATIONS (UNAUDITED)

          The following supplemental unaudited information regarding the oil and gas activities of Devon is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and SFAS No. 69, "Disclosures About Oil and Gas Producing Activities."

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


Quantities of Oil and Gas Reserves

         Set forth below is a summary of the changes in the net quantities of crude oil, natural gas and natural gas liquids reserves for each of the three years ended December 31, 2001. Approximately 67%, 80% and 98%, of the respective year-end 2001, 2000 and 1999 domestic proved reserves were calculated by the independent petroleum consultants of LaRoche Petroleum Consultants, Ltd. and Ryder Scott Company Petroleum Consultants. The remaining percentages of domestic reserves are based on Devon's own estimates. Approximately 43% of the year-end 2001 Canadian proved reserves were calculated by the independent petroleum consultants of Paddock Lindstrom & Associates and Gilbert Laustsen Jung Associates, Ltd. The remaining percentage of Canadian reserves are based on Devon's own estimates. All of the year-end 2000 and 1999 Canadian proved reserves were calculated by the independent petroleum consultants Paddock Lindstrom & Associates. All of the international proved reserves other than Canada as of December 31, 2001, 2000 and 1999 were calculated by the independent petroleum consultants of Ryder Scott Company Petroleum Consultants.

                                                                 TOTAL
                                                -----------------------------------------
                                                                                NATURAL
                                                                                  GAS
                                                    OIL            GAS           LIQUIDS
                                                 (MMBBLS)         (BCF)         (MMBBLS)
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1998                 186          1,477             21
        Revisions of estimates                           23              7              3
        Extensions and discoveries                       13            307              3
        Purchase of reserves                            273          1,418             33
        Production                                      (27)          (304)            (5)
        Sale of reserves                                 (5)           (54)            --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1999                 463          2,851             55
        Revisions of estimates                           (3)            99              4
        Extensions and discoveries                       33            571              6
        Purchase of reserves                             24            225             --
        Production                                      (39)          (426)            (7)
        Sale of reserves                                (48)           (67)            (8)
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2000                 430          3,253             50
        Revisions of estimates                          (14)          (294)             7
        Extensions and discoveries                       19            577              7
        Purchase of reserves                            166          2,267             52
        Production                                      (39)          (498)            (8)
        Sale of reserves                                (12)           (14)            --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2001                 550          5,291            108
                                                ===========    ===========    ===========
Proved developed reserves as of:
        December 31, 1998                               140          1,282             19
        December 31, 1999                               277          2,501             52
        December 31, 2000                               243          2,631             46
        December 31, 2001                               308          3,948             88

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                                 DOMESTIC
                                                -----------------------------------------
                                                                                NATURAL
                                                                                 GAS
                                                   OIL             GAS          LIQUIDS
                                                 (MMBBLS)         (BCF)        (MMBBLS)
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1998                 101            838             16
        Revisions of estimates                           24             36              3
        Extensions and discoveries                        2            230              3
        Purchase of reserves                            143          1,400             33
        Production                                      (18)          (221)            (4)
        Sale of reserves                                 (3)            (8)            --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1999                 249          2,275             51
        Revisions of estimates                           (3)           101              4
        Extensions and discoveries                       21            504              5
        Purchase of reserves                             21             53             --
        Production                                      (29)          (355)            (6)
        Sale of reserves                                (33)           (57)            (8)
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2000                 226          2,521             46
        Revisions of estimates                          (25)          (262)             7
        Extensions and discoveries                       12            360              5
        Purchase of reserves                             15            170             --
        Production                                      (26)          (376)            (6)
        Sale of reserves                                (11)           (14)            --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2001                 191          2,399             52
                                                ===========    ===========    ===========
Proved developed reserves as of:
        December 31, 1998                                93            664             15
        December 31, 1999                               214          1,960             48
        December 31, 2000                               192          2,087             42
        December 31, 2001                               167          1,988             48

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                                 CANADA
                                                -----------------------------------------
                                                                                NATURAL
                                                                                  GAS
                                                    OIL            GAS          LIQUIDS
                                                 (MMBBLS)         (BCF)         (MMBBLS)
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1998                  39            602              5
        Revisions of estimates                           (3)           (41)            --
        Extensions and discoveries                       --             53             --
        Purchase of reserves                              3             12             --
        Production                                       (5)           (74)            (1)
        Sale of reserves                                 (2)           (46)            --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1999                  32            506              4
        Revisions of estimates                            3             (6)            --
        Extensions and discoveries                        3             65              1
        Purchase of reserves                              3             27             --
        Production                                       (5)           (62)            (1)
        Sale of reserves                                 --             (6)            --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2000                  36            524              4
        Revisions of estimates                           --            (22)            --
        Extensions and discoveries                        5            139              2
        Purchase of reserves                            133          2,097             52
        Production                                       (8)          (113)            (2)
        Sale of reserves                                 --             --             --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2001                 166          2,625             56
                                                ===========    ===========    ===========
Proved developed reserves as of:
        December 31, 1998                                33            583              4
        December 31, 1999                                29            501              4
        December 31, 2000                                30            508              4
        December 31, 2001                               124          1,923             40


                                                             INTERNATIONAL
                                                -----------------------------------------
                                                                                NATURAL
                                                                                  GAS
                                                    OIL            GAS          LIQUIDS
                                                 (MMBBLS)         (BCF)         (MMBBLS)
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1998                  46             37             --
        Revisions of estimates                            2             12             --
        Extensions and discoveries                       11             24             --
        Purchase of reserves                            127              6             --
        Production                                       (4)            (9)            --
        Sale of reserves                                 --             --             --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 1999                 182             70             --
        Revisions of estimates                           (3)             4             --
        Extensions and discoveries                        9              2             --
        Purchase of reserves                             --            145             --
        Production                                       (5)            (9)            --
        Sale of reserves                                (15)            (4)            --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2000                 168            208             --
        Revisions of estimates                           11            (10)            --
        Extensions and discoveries                        2             78             --
        Purchase of reserves                             18             --             --
        Production                                       (5)            (9)            --
        Sale of reserves                                 (1)            --             --
                                                -----------    -----------    -----------
Proved reserves as of December 31, 2001                 193            267
                                                ===========    ===========    ===========
Proved developed reserves as of:
        December 31, 1998                                14             35             --
        December 31, 1999                                34             40             --
        December 31, 2000                                21             36             --
        December 31, 2001                                17             37             --

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


         The preceding Total and International quantities of oil and gas reserves tables exclude the following proved reserves and proved developed reserves related to discontinued operations.

                                                                              NATURAL
                                                                                GAS
                                                    OIL           GAS         LIQUIDS
                                                 (MMBBLS)        (BCF)        (MMBBLS)
                                                -----------   -----------   -----------
Proved reserves as of:
        December 31, 1998                                49            --            12
        December 31, 1999                                33            99            13
        December 31, 2000                                29           205            12
        December 31, 2001                                36           186            13
Proved developed reserves as of:
        December 31, 1998                                40            --            --
        December 31, 1999                                24            --            --
        December 31, 2000                                18            --            --
        December 31, 2001                                16            --            --

Standardized Measure of Discounted Future Net Cash Flows

         The accompanying tables reflect the standardized measure of discounted future net cash flows relating to Devon's interest in proved reserves:

                                                                  TOTAL
                                                               DECEMBER 31,
                                           -----------------------------------------------------
                                                2001               2000                1999
                                           ---------------    ---------------    ---------------
                                                               (IN MILLIONS)
Future cash inflows                        $        22,439             38,785             17,079
Future costs:
    Development                                     (2,050)            (1,432)            (1,309)
    Production                                      (7,932)            (7,599)            (5,587)
Future income tax expense                           (3,131)            (8,684)            (1,714)
                                           ---------------    ---------------    ---------------
Future net cash flows                                9,326             21,070              8,469
10% discount to reflect timing of
    cash flows                                      (4,228)            (8,874)            (3,869)
                                           ---------------    ---------------    ---------------
Standardized measure of
    discounted future net cash flows       $         5,098             12,196              4,600
                                           ===============    ===============    ===============

                                                                DOMESTIC
                                                               DECEMBER 31,
                                           -----------------------------------------------------
                                                2001               2000                1999
                                           ---------------    ---------------    ---------------
                                                               (IN MILLIONS)
Future cash inflows                        $         9,861             29,144             11,363
Future costs:
   Development                                        (793)              (916)              (751)
   Production                                       (3,774)            (5,661)            (3,894)
Future income tax expense                             (759)            (6,346)            (1,072)
                                           ---------------    ---------------    ---------------
Future net cash flows                                4,535             16,221              5,646
10% discount to reflect timing of
   cash flows                                       (1,734)            (6,592)            (2,335)
                                           ---------------    ---------------    ---------------
Standardized measure of
   discounted future net cash flows        $         2,801              9,629              3,311
                                           ===============    ===============    ===============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                                   CANADA
                                             ------------------------------------------------
                                                                DECEMBER 31,
                                             ------------------------------------------------
                                                 2001              2000              1999
                                             ------------      ------------      ------------
                                                              (IN MILLIONS)
Future cash inflows                          $      9,011             5,686             1,666
Future costs:
   Development                                       (922)              (85)              (66)
   Production                                      (3,292)             (616)             (515)
Future income tax expense                          (2,006)           (1,967)             (204)
                                             ------------      ------------      ------------
Future net cash flows                               2,791             3,018               881
10% discount to reflect timing of
   cash flows                                      (1,195)           (1,241)             (321)
                                             ------------      ------------      ------------
Standardized measure of
   discounted future net cash flows          $      1,596             1,777               560
                                             ============      ============      ============


                                                                INTERNATIONAL
                                             ------------------------------------------------
                                                                DECEMBER 31,
                                             ------------------------------------------------
                                                 2001              2000              1999
                                             ------------      ------------      ------------
                                                              (IN MILLIONS)
Future cash inflows                          $      3,567             3,955             4,050
Future costs:
   Development                                       (335)             (431)             (492)
   Production                                        (866)           (1,322)           (1,178)
Future income tax expense                            (366)             (371)             (438)
                                             ------------      ------------      ------------
Future net cash flows                               2,000             1,831             1,942
10% discount to reflect timing of
   cash flows                                      (1,299)           (1,041)           (1,213)
                                             ------------      ------------      ------------
Standardized measure of
   discounted future net cash flows          $        701               790               729
                                             ============      ============      ============


         Future cash inflows are computed by applying year-end prices (averaging $16.44 per barrel of oil, adjusted for transportation and other charges, $2.26 per Mcf of gas and $13.05 per barrel of natural gas liquids at December 31,
2001) to the year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements in existence at year-end.

         Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Of the $2.1 billion of future development costs, $485 million, $222 million and $167 million are estimated to be spent in 2002, 2003 and 2004, respectively.

         Future development costs include not only development costs, but also future dismantlement, abandonment and rehabilitation costs. Included as part of the $2.1 billion of future development costs are $276 million of future dismantlement, abandonment and rehabilitation costs.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999

         Future income tax expenses are computed by applying the appropriate statutory tax rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

         The preceding Total and International standardized measure of discounted future net cash flows tables exclude $216 million, $276 million and $168 million in 2001, 2000 and 1999, respectively, related to discontinued operations.

Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows

         Principal changes in the standardized measure of discounted future net cash flows attributable to Devon's proved reserves are as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------------------
                                                                      2001              2000              1999
                                                                  ------------      ------------      ------------
                                                                                    (IN MILLIONS)
Beginning balance                                                 $     12,196             4,600             1,340
Sales of oil, gas and natural gas liquids, net of production            (2,167)           (2,039)             (821)
costs
Net changes in prices and production costs                             (11,953)            9,594             1,569
Extensions, discoveries, and improved recovery, net of future
   development costs                                                       613             2,704               273
Purchase of reserves, net of future development costs                    2,483               553             2,882
Development costs incurred during the period which reduced
   future development costs                                                327               126               215
Revisions of quantity estimates                                           (337)              434              (110)
Sales of reserves in place                                                 (86)             (818)              (78)
Accretion of discount                                                    1,728               553               135
Net change in income taxes                                               3,366            (4,149)             (866)
Other, primarily changes in timing                                      (1,072)              638                61
                                                                  ------------      ------------      ------------
Ending balance                                                    $      5,098            12,196             4,600
                                                                  ============      ============      ============

         The preceding table excludes $216 million, $276 million and $168 million in 2001, 2000 and 1999, respectively, related to discontinued operations.

17. SEGMENT INFORMATION

          Devon manages its business by country. As such, Devon identifies its segments based on geographic areas. Devon has three reportable segments: its operations in the U.S., its operations in Canada, and its international operations outside of North America. Substantially all of these segments' operations involve oil and gas producing activities. Certain information regarding such activities for each segment is included in Notes 15 and 16.

          Following is certain financial information regarding Devon's segments for 2001, 2000 and 1999. The revenues reported are all from external customers.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                                  U.S.           CANADA        INTERNATIONAL        TOTAL
                                                             ------------     ------------     -------------    ------------
                                                                                        (IN MILLIONS)
AS OF DECEMBER 31, 2001:
Current assets                                               $        661              192              169            1,022
Property and equipment, net of accumulated
   depreciation, depletion and amortization                         4,051            4,248              584            8,883
Goodwill, net of amortization                                         209            1,928               69            2,206
Assets of discontinued operations                                      --               --              212              212
Other assets                                                          826               33                2              861
                                                             ------------     ------------     ------------     ------------
          Total assets                                       $      5,747            6,401            1,036           13,184
                                                             ============     ============     ============     ============

Current liabilities                                                   407              367              106              880
Long-term debt                                                      1,987            4,602               --            6,589
Deferred tax liabilities                                              775            1,316               20            2,111
Liabilities of discontinued operations                                 --               --               77               77
Other liabilities                                                     224               20               24              268
Stockholders' equity                                                2,354               96              809            3,259
                                                             ------------     ------------     ------------     ------------
          Total liabilities and stockholders' equity         $      5,747            6,401            1,036           13,184
                                                             ============     ============     ============     ============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



                                                                 U.S.             CANADA        INTERNATIONAL         TOTAL
                                                             ------------      ------------     -------------      ------------
                                                                                       (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2001:
REVENUES
   Oil sales                                                 $        586               146               104               836
   Gas sales                                                        1,571               307                12             1,890
   Natural gas liquids sales                                          103                28                --               131
   Marketing and midstream revenue                                     64                 7                --                71
                                                             ------------      ------------      ------------      ------------
          Total revenues                                            2,324               488               116             2,928
                                                             ------------      ------------      ------------      ------------

COSTS AND EXPENSES
   Lease operating expenses                                           340               110                40               490
   Transportation costs                                                59                24                --                83
   Production taxes                                                   113                 3                 1               117
   Marketing and midstream costs and expenses                          43                 4                --                47
   Depreciation, depletion and amortization of
       property and equipment                                         647               166                42               855
   Amortization of goodwill                                            34                --                --                34
   General and administrative expenses                                 98                15                 1               114
   Expenses related to mergers                                         --                 1                --                 1
   Reduction in carrying value of oil and gas properties              449               434               120             1,003
                                                             ------------      ------------      ------------      ------------

       Total production and operating costs and expenses            1,783               757               204             2,744
                                                             ------------      ------------      ------------      ------------


   Earnings (loss) from operations                                    541              (269)              (88)              184

OTHER INCOME (EXPENSES)
   Interest expense                                                  (139)              (81)               --              (220)
   Effects of changes in foreign currency exchange rates               --               (11)               (2)              (13)

   Change in fair value of financial instruments                       (1)               (1)               --                (2)
   Other income                                                        57                 5                 7                69
                                                             ------------      ------------      ------------      ------------
        Net other income (expenses)                                   (83)              (88)                5              (166)
                                                             ------------      ------------      ------------      ------------

   Earnings (loss) from continuing operations before
        income taxes and cumulative effect of change
        in accounting principle                                       458              (357)              (83)               18

INCOME TAX EXPENSE (BENEFIT)
   Current                                                             29                 8                20                57
   Deferred                                                            92              (145)                5               (48)
                                                             ------------      ------------      ------------      ------------
          Total income tax expense (benefit)                          121              (137)               25                 9
                                                             ------------      ------------      ------------      ------------

Earnings (loss) from continuing operations before
    cumulative effect of change in accounting principle               337              (220)             (108)                9


DISCONTINUED OPERATIONS:
Results of discontinued operations before income taxes                 --                --                66                66

Income tax expense                                                     --                --                21                21
                                                             ------------      ------------      ------------      ------------
Net results of discontinued operations                                 --                --                45                45
                                                             ------------      ------------      ------------      ------------

Earnings (loss) before cumulative effect of change
   in accounting principle                                            337              (220)              (63)               54

Cumulative effect of change in accounting principle                    49                --                --                49
                                                             ------------      ------------      ------------      ------------

Net earnings (loss)                                          $        386              (220)              (63)              103
                                                             ============      ============      ============      ============

Capital expenditures                                         $      1,356             3,774               159             5,289
                                                             ============      ============      ============      ============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                             U.S.            CANADA        INTERNATIONAL        TOTAL
                                                         ------------     ------------     -------------     ------------
                                                                                  (IN MILLIONS)
AS OF DECEMBER 31, 2000:
Current assets                                           $        645               79              133               857
Property and equipment, net of accumulated
   depreciation, depletion and amortization                     3,640              586              548             4,774
Assets of discontinued operations                                  --               --              219               219
Other assets                                                      964               --               46             1,010
                                                         ------------     ------------     ------------      ------------
          Total assets                                   $      5,249              665              946             6,860
                                                         ============     ============     ============      ============

Current liabilities                                               449               74               77               600
Long-term debt                                                  1,902              147               --             2,049
Deferred tax liabilities (assets)                                 537               69               (4)              602
Liabilities of discontinued operations                             --               --               60                60
Other liabilities                                                 259                1               12               272
Stockholders' equity                                            2,102              374              801             3,277
                                                         ------------     ------------     ------------      ------------
          Total liabilities and stockholders' equity     $      5,249              665              946             6,860
                                                         ============     ============     ============      ============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



                                                                   U.S.             CANADA         INTERNATIONAL        TOTAL
                                                               ------------      ------------      -------------     ------------
                                                                                          (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2000:
REVENUES
   Oil sales                                                   $        727               116               117               960
   Gas sales                                                          1,305               169                11             1,485
   Natural gas liquids sales                                            136                18                --               154
   Marketing and midstream revenue                                       47                 6                --                53
                                                               ------------      ------------      ------------      ------------
          Total revenues                                              2,215               309               128             2,652
                                                               ------------      ------------      ------------      ------------

COSTS AND EXPENSES
   Lease operating expenses                                             319                52                33               404
   Transportation costs                                                  42                11                --                53
   Production taxes                                                     102                 1                --               103
   Marketing and midstream costs and expenses                            25                 3                --                28
   Depreciation, depletion and amortization of
       property and equipment                                           565                65                43               673
   Amortization of goodwill                                              41                --                --                41
   General and administrative expenses                                   81                10                 5                96
   Expenses related to mergers                                           60                --                --                60
                                                               ------------      ------------      ------------      ------------
       Total production and operating costs and expenses              1,235               142                81             1,458
                                                               ------------      ------------      ------------      ------------


   Earnings from operations                                             980               167                47             1,194

OTHER INCOME (EXPENSES)
   Interest expense                                                    (144)              (10)               (1)             (155)
   Effects of changes in foreign currency exchange rates                 --                (3)               --                (3)

   Other income                                                          36                 2                 2                40
                                                               ------------      ------------      ------------      ------------
        Net other income (expenses)                                    (108)              (11)                1              (118)
                                                               ------------      ------------      ------------      ------------

   Earnings from continuing operations before income taxes              872               156                48             1,076

INCOME TAX EXPENSE
   Current                                                              113                 2                14               129
   Deferred                                                             185                67                 7               259
                                                               ------------      ------------      ------------      ------------
          Total income tax expense                                      298                69                21               388
                                                               ------------      ------------      ------------      ------------

Earnings from continuing operations                                     574                87                27               688

DISCONTINUED OPERATIONS:
Results of discontinued operations before income taxes                   --                --                66                66

Income tax expense                                                       --                --                24                24
                                                               ------------      ------------      ------------      ------------
Net results of discontinued operations                                   --                --                42                42
                                                               ------------      ------------      ------------      ------------

Net earnings                                                   $        574                87                69               730
                                                               ============      ============      ============      ============

Capital expenditures                                           $        893               203               127             1,223
                                                               ============      ============      ============      ============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                             U.S.            CANADA        INTERNATIONAL         TOTAL
                                                         ------------     ------------     -------------     ------------
                                                                                   (IN MILLIONS)
AS OF DECEMBER 31, 1999:
Current assets                                           $        391               69               86               546
Property and equipment, net of accumulated
   depreciation, depletion and amortization                     3,425              468              425             4,318
Assets of discontinued operations                                  --               --              153               153
Other assets                                                      944               --              135             1,079
                                                         ------------     ------------     ------------      ------------
          Total assets                                   $      4,760              537              799             6,096
                                                         ============     ============     ============      ============

Current liabilities                                               357               45               44               446
Long-term debt                                                  2,077              339               --             2,416
Deferred tax liabilities (assets)                                 340                2              (39)              303
Liabilities of discontinued operations                             --               --               46                46
Other liabilities                                                 318                3               43               364
Stockholders' equity                                            1,668              148              705             2,521
                                                         ------------     ------------     ------------      ------------
          Total liabilities and stockholders' equity     $      4,760              537              799             6,096
                                                         ============     ============     ============      ============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



                                                                   U.S.             CANADA         INTERNATIONAL         TOTAL
                                                               ------------      ------------      -------------     ------------
                                                                                          (IN MILLIONS)
YEAR ENDED DECEMBER 31, 1999:
REVENUES
   Oil sales                                                   $        332                80                56               468
   Gas sales                                                            502               114                12               628
   Natural gas liquids sales                                             58                10                --                68
   Marketing and midstream revenue                                       14                 6                --                20
                                                               ------------      ------------      ------------      ------------
          Total revenues                                                906               210                68             1,184
                                                               ------------      ------------      ------------      ------------

COSTS AND EXPENSES
   Lease operating expenses                                             189                50                25               264
   Transportation costs                                                  22                12                --                34
   Production taxes                                                      43                 1                 1                45
   Marketing and midstream costs and expenses                             7                 3                --                10
   Depreciation, depletion and amortization of property
       and equipment                                                    309                65                13               387
   Amortization of goodwill                                              16                --                --                16
   General and administrative expenses                                   69                12                 2                83
   Expenses related to mergers                                           17                --                --                17
   Reduction in carrying value of oil and gas properties                464                --                12               476
                                                               ------------      ------------      ------------      ------------

       Total production and operating costs and expenses              1,136               143                53             1,332
                                                               ------------      ------------      ------------      ------------

   Earnings (loss) from operations                                     (230)               67                15              (148)

OTHER INCOME (EXPENSES)
   Interest expense                                                     (84)              (24)               (1)             (109)
   Effects of changes in foreign currency exchange rates                 --                13                --                13

   Distributions on preferred securities of subsidiary trust             (7)               --                --                (7)

   Other income                                                           8                 2                --                10
                                                               ------------      ------------      ------------      ------------
        Net other expenses                                              (83)               (9)               (1)              (93)
                                                               ------------      ------------      ------------      ------------

   Earnings (loss) from continuing operations before
        income taxes and extraordinary item                            (313)               58                14              (241)

INCOME TAX EXPENSE (BENEFIT)
   Current                                                               15                 3                 4                22
   Deferred                                                            (119)               27                 2               (90)
                                                               ------------      ------------      ------------      ------------
          Total income tax expense (benefit)                           (104)               30                 6               (68)
                                                               ------------      ------------      ------------      ------------

Earnings (loss) from continuing operations before
    extraordinary item                                                 (209)               28                 8              (173)

DISCONTINUED OPERATIONS:
Results of discontinued operations before income                         --                --                42                42
taxes
Income tax expense                                                       --                --                19                19
                                                               ------------      ------------      ------------      ------------
Net results of discontinued operations                                   --                --                23                23
                                                               ------------      ------------      ------------      ------------

Earnings (loss) before extraordinary item                              (209)               28                31              (150)
Extraordinary loss                                                       (4)               --                --                (4)
                                                               ------------      ------------      ------------      ------------

Net earnings (loss)                                            $       (213)               28                31              (154)
                                                               ============      ============      ============      ============

Capital expenditures                                           $        686                92                86               864
                                                               ============      ============      ============      ============

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



18. SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

          Following is a summary of the unaudited interim results of operations for the years ended December 31, 2001 and 2000.

                                                                                2001
                                           ---------------------------------------------------------------------------------
                                               FIRST           SECOND           THIRD            FOURTH             FULL
                                              QUARTER         QUARTER          QUARTER          QUARTER             YEAR
                                           ------------     ------------     ------------     ------------      ------------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Oil, gas and natural gas liquids sales     $        975              684              541              657             2,857
Total revenues                             $        995              699              553              681             2,928
Net earnings (loss)                        $        400              136               85             (518)              103

Net earnings (loss) per common share:
   Basic                                   $       3.08             1.03             0.65            (4.13)             0.73
   Diluted                                 $       2.96             1.01             0.64            (4.13)             0.72


                                                                                 2000
                                           ---------------------------------------------------------------------------------
                                               FIRST           SECOND           THIRD            FOURTH             FULL
                                              QUARTER         QUARTER          QUARTER          QUARTER             YEAR
                                           ------------     ------------     ------------     ------------      ------------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Oil, gas and natural gas liquids sales     $        523              607              662              807             2,599
Total revenues                             $        534              619              676              823             2,652
Net earnings                               $        105              153              165              307               730

Net earnings per common share:
   Basic                                   $       0.81             1.19             1.27             2.37              5.66
   Diluted                                 $       0.80             1.17             1.22             2.27              5.50

         The second, third and fourth quarters of 2001 include $77 million, $10 million and $916 million, respectively, of reductions of carrying value of oil and gas properties. The after-tax effect of these expenses was $62 million, $7 million and $556 million, respectively. The per share effect of these quarterly reductions was $0.48, $0.05 and $4.42, respectively.

         The third and fourth quarters of 2000 include $57 million and $3 million, respectively, of expenses incurred in connection with the Santa Fe Snyder merger. The after-tax effect of these expenses was $35 million and $2 million, respectively. The per share effect of these quarterly reductions was $0.28 and $0.01, respectively.

     Oil, gas and natural gas liquids sales for the first, second, third and fourth quarters of 2001 exclude $36 million, $26 million, $30 million and $31 million, respectively, related to discontinued operations. Oil, gas and natural gas liquids sales for the first, second, third and fourth quarters of 2000 exclude $25 million, $29 million, $33 million and $32 million, respectively, related to discontinued operations.

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


19. SUBSEQUENT EVENT AND PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Mitchell Energy & Development Corp. Merger

         On January 24, 2002, Devon completed its acquisition of Mitchell. Devon acquired Mitchell for the significant development and exploitation projects in each of Mitchell's core areas, increased gas services operations and increased exposure to the North American natural gas market. Assuming the Mitchell merger had closed on December 31, 2001, the calculation of the purchase price and the preliminary allocation to assets and liabilities are shown below.

                                                                              (IN MILLIONS,
                                                                            EXCEPT SHARE PRICE)
                                                                            -------------------
Calculation and preliminary allocation of purchase price:

      Shares of Devon common stock issued to Mitchell stockholders                      30
      Average Devon stock price                                               $      50.95
                                                                              ------------
      Fair value of common stock issued                                       $      1,507
      Cash  paid to Mitchell stockholders, calculated at $31 per
           outstanding common share of Mitchell                                      1,567
                                                                              ------------

      Fair value of Devon common stock and cash to be issued to Mitchell
           Stockholders                                                              3,074
      Plus estimated acquisition costs incurred                                         90
      Plus fair value of Mitchell employee stock options assumed by Devon               25
                                                                              ------------

           Total purchase price                                                      3,189

  Plus fair value of liabilities assumed by Devon:
      Current liabilities                                                              305
      Long-term debt                                                                   363
      Other long-term liabilities                                                       76
      Deferred income taxes                                                            802
                                                                              ------------
           Total purchase price plus liabilities assumed                      $      4,735
                                                                              ============

  Fair value of assets acquired by Devon:
      Current assets                                                                   193
      Proved oil and gas properties                                                  1,456
      Unproved oil and gas properties                                                  696
      Gas services facilities and equipment                                            840
      Other property and equipment                                                       3
      Other assets                                                                      57
      Goodwill (none deductible for income tax purposes)                             1,490
                                                                              ------------

           Total fair value of assets acquired                                $      4,735
                                                                              ============

Pro Forma Information

         Set forth in the following tables are certain unaudited pro forma financial information as of December 31, 2001, and for the years ended December 31, 2001 and 2000. The information as of December 31, 2001, assumes the Mitchell merger had closed on such date. The information for

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


the years ended December 31, 2001 and 2000, has been prepared assuming the Anderson acquisition and the Mitchell merger were consummated on January 1, 2000. All pro forma information is based on estimates and assumptions deemed appropriate by Devon. The pro forma information is presented for illustrative purposes only. If the transactions had occurred in the past, Devon's operating results might have been different from those presented in the following table. The pro forma information should not be relied upon as an indication of the operating results that Devon would have achieved if the transactions had occurred on January 1, 2000. The pro forma information also should not be used as an indication of the future results that Devon will achieve after the transactions.

         The following should be considered in connection with the pro forma financial information presented:

         - In 2000, Devon recognized $60 million of expenses related to its merger with Santa Fe Snyder Corporation. Devon accounted for the Santa Fe Snyder merger using the pooling-of-interests method of accounting and, therefore, the expenses incurred related to the merger were expensed. The after-tax effect of these expenses in 2000 was $37 million.

         - In 2000, Mitchell realized income tax savings of $13 million related to prior years' Section 29 tax credits and $6 million related to the reversal of prior years' deferred income taxes.

         - In 2000, Mitchell recognized a $5 million gain from the exchange of certain gas services assets. Also in 2000, Mitchell recognized an $11 million impairment expense related to other gas services assets. Net of tax, these two events reduced Mitchell's 2000 net earnings by $4 million.

         - On May 17, 2000, Anderson acquired all the outstanding shares of Ulster Petroleums Ltd. The summary unaudited pro forma combined statements of operations do not include any results from Ulster's operations prior to May 17, 2000.

         - On February 12, 2001, Anderson acquired all of the outstanding shares of Numac Energy Inc. The summary unaudited pro forma combined statements of operations do not include any results from Numac's operations prior to February 12, 2001.

         - In 2001, Devon elected to discontinue operations in Malaysia, Qatar, Thailand and on certain properties in Brazil. Accordingly, in 2001, Devon recorded an $87 million charge associated with the impairment of those properties. The after-tax effect of this reduction was $69 million.

         - In 2001, Devon reduced the carrying value of its oil and gas properties by $916 million due to the full cost ceiling limitations. The after-tax effect of this reduction was $556 million.

         - Anderson had a compensation plan pursuant to which it periodically issued awards referred to as share appreciation rights under which employees could earn compensation based on increases in the market price of Anderson's stock. Anderson awarded these rights in lieu of stock

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


option grants. Pro forma general and administrative expenses reported in the accompanying unaudited pro forma statements of operations for the years ended December 31, 2001 and 2000 include $6 million and $5 million, respectively, of expenses related to these plans. After taxes, these plans had the effect of decreasing unaudited pro forma net earnings in the 2001 and 2000 periods by $3 million and $3 million, respectively. Devon acquired all outstanding rights as part of the Anderson acquisition. Accordingly, these rights will not affect Devon's net earnings subsequent to the closing of the Anderson acquisition.

         - Mitchell has incentive compensation plans pursuant to which it has periodically issued awards referred to as bonus units under which employees can earn compensation based on increases in the market price of Mitchell common stock. Mitchell generally awards these bonus units in lieu of stock option grants. Pro forma general and administrative expenses reported in the accompanying unaudited pro forma statements of operations for the year 2000 include $21 million of expense related to these plans. After taxes, these plans had the effect of decreasing unaudited pro forma net earnings in the 2000 period by $14 million. Devon will not issue such bonus units after the merger.

          - Devon's historical results of operations for the years 2001 and 2000 include $34 million and $41 million, respectively, of amortization expense for goodwill related to previous mergers. As of January 1, 2002, in accordance with new accounting pronouncements recently issued, such goodwill will cease to be amortized and, instead, will be tested for impairment at least annually. No goodwill amortization expense has been recognized in the pro forma statements of operations for the goodwill related to the Anderson acquisition and the Mitchell merger.

                                                                              PRO FORMA INFORMATION
                                                                                      AS OF
                                                                                  DECEMBER 31, 2001
                                                                             ----------------------
                                                                              (DOLLARS IN MILLIONS)
Balance sheet data:
    Property and equipment, net                                                   $    11,727
    Investment in common stock of ChevronTexaco Corporation                               636
    Goodwill                                                                            3,698
    Total assets                                                                       17,784
    Debentures exchangeable into shares of ChevronTexaco
      Corporation common stock                                                            649
    Other long-term debt                                                                7,882
    Stockholders' equity                                                                4,694

Proved reserves:
    Oil (MMBbls)                                                                          566
    Gas (Bcf)                                                                           7,000
    NGLs (MMBbls)                                                                         198
    MMBoe                                                                               1,931
    Standardized measure of discounted future net cash flows                      $     5,969

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



                                                                                             PRO FORMA INFORMATION
                                                                                            YEAR ENDED DECEMBER 31,
                                                                                      -----------------------------------
                                                                                         2001                      2000
                                                                                      ----------                 --------
                                                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND
                                                                                               PRODUCTION VOLUMES)
REVENUES
    Oil sales                                                                         $    1,110                    1,265
    Gas sales                                                                              3,145                    2,522
    Natural gas liquids sales                                                                307                      342
    Gas services revenue                                                                   1,169                    1,202
                                                                                      ----------                 --------
            Total revenues                                                                 5,731                    5,331
                                                                                      ----------                 --------

COSTS AND EXPENSES
    Lease operating expenses                                                                 728                      603
    Transportation costs                                                                     155                      119
    Production taxes                                                                         149                      129
    Gas services costs and expenses                                                        1,038                      984
    Depreciation, depletion and amortization of property and equipment                     1,372                    1,172
    Amortization of goodwill                                                                  34                       41
    General and administrative expenses                                                      205                      208
    Expenses related to mergers                                                                1                       60
    Reduction of carrying value of oil and gas properties                                  1,155                       --
                                                                                      ----------                 --------
            Total production and operating costs and expenses                              4,837                    3,316
                                                                                      ----------                 --------

    Earnings from operations                                                                 894                    2,015

OTHER INCOME (EXPENSES)
    Interest expense                                                                        (508)                    (495)
    Effects of changes in foreign currency exchange rates                                    (21)                      (3)
    Change in fair value of financial instruments                                            (16)                      --
    Other income                                                                              90                       46
                                                                                      ----------                 --------
            Net other expenses                                                              (455)                    (452)
                                                                                      ----------                 --------

Earnings from continuing operations before income tax expense and
    cumulative effect of change in accounting principle                                      439                    1,563

INCOME TAX EXPENSE
    Current                                                                                   94                      171
    Deferred                                                                                  61                      390
                                                                                      ----------                 --------
        Total income tax expense                                                             155                      561
                                                                                      ----------                 --------

Earnings from continuing operations before cumulative effect of change in
    accounting principle                                                                     284                    1,002

DISCONTINUED OPERATIONS:
Results of discontinued operations before income taxes                                        66                       66
Income tax expense                                                                            21                       24
                                                                                      ----------                 --------
Net results of discontinued operations                                                        45                       42
                                                                                      ----------                 --------

Earnings before cumulative effect of change in accounting principle                          329                    1,044
Cumulative effect of change in accounting principle                                           49                       --
                                                                                      ----------                 --------
Net earnings                                                                                 378                    1,044
Preferred stock dividends                                                                     10                       10
                                                                                      ----------                 --------
Net earnings applicable to common stockholders                                        $      368                    1,034
                                                                                      ==========                 ========

                    DEVON ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


                                                                          PRO FORMA INFORMATION
                                                                          YEAR ENDED DECEMBER 31,
                                                                      -------------------------------
                                                                           2001             2000
                                                                      -------------     -------------
                                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND
                                                                              PRODUCTION VOLUMES)
    Basic net earnings per share:
        Earnings from continuing operations                           $        1.74              6.41
        Earnings from discontinued operations                         $        0.29              0.21
        Cumulative effect of change in accounting principle           $        0.32                --
                                                                      -------------     -------------
        Net earnings                                                  $        2.35              6.62
                                                                      =============     =============

    Diluted net earnings per share:
        Earnings from continuing operations                           $        1.71              6.24
        Earnings from discontinued operations                         $        0.29              0.21
        Cumulative effect of change in accounting principle           $        0.30                --
                                                                      -------------     -------------
        Net earnings                                                  $        2.30              6.45
                                                                      =============     =============

Weighted average common shares outstanding - basic                              157               156
                                                                      =============     =============
Weighted average common shares outstanding - diluted                            164               161
                                                                      =============     =============

Production volumes:
    Oil (MMBbls)                                                                 53                50
    Gas (Bcf)                                                                   810               708
    NGLs (MMBbls)                                                                17                16
    MMBoe                                                                       205               184

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        DEVON ENERGY CORPORATION



October 2, 2002                         By      /s/ Danny J. Heatly
                                            ---------------------------------
                                                Danny J. Heatly
                                                Vice President - Accounting

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
23.1            Consent of KPMG LLP
23.2            Consent of PricewaterhouseCoopers LLP




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